Voyage Holdings, LLC and Subsidiaries Consolidated Financial Statements as of and for the Year Ended December 31, 2018, and Independent Auditors’ Report

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

Page

INDEPENDENT AUDITORS’ REPORT	3-4

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2018:

Consolidated Balance Sheet	5
Consolidated Statement of Operations	6
Consolidated Statement of Members’ Deficit	7
Consolidated Statement of Cash Flows	8-9
Notes to Consolidated Financial Statements	10-27

INDEPENDENT AUDITORS' REPORT

To the Board of Managers of
Voyage Holdings, LLC and Subsidiaries
El Segundo, California
We have audited the accompanying consolidated financial statements of Voyage Holdings, LLC and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2018, 2017 and 2016 and the related consolidated statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voyage Holdings, LLC and its subsidiaries as of December 31, 2018, 2017 and 2016 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter Regarding Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has cumulative net losses to date and significant negative working capital, the Company is obligated to pay an exit payment to VMG Voyage Holdings, LLC approximately $449,999 in April 2020, and an additional final payment related to the term loan is due in March 2020, and has stated that substantial doubt exists about its ability to continue as a going concern.  Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

September 28, 2019

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2018
(In thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,111
Accounts receivable, net	31,286
Other receivables	1,527
Inventory	33,399
Prepaid expenses and other current assets	3,239

Total current assets	71,562

PROPERTY AND EQUIPMENT—NET	10,539

INTERNAL-USE SOFTWARE—NET	3,252

OTHER ASSETS	326

TOTAL ASSETS	$85,679

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$21,955
Accrued expenses	11,997
Unearned revenue	143
Line of credit	17,000
Current portion of long-term debt	7,087

Total current liabilities	58,182

LONG-TERM DEBT—Net of current portion	46,978
DERIVATIVE	6,741
SUBORDINATED DEBT	9,686
MANDATORILY REDEEMABLE PREFERRED UNITS	337,338
DEFERRED RENT AND TENANT IMPROVEMENT ALLOWANCE	5,019
OBLIGATIONS UNDER CAPITAL LEASES—Net of current portion	21

COMMITMENTS AND CONTINGENCIES (Note 12)

MEMBERS' DEFICIT	(378,286)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$85,679

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands)

REVENUE—NET	$296,292

COST OF PRODUCTS SOLD	213,044

GROSS MARGIN	83,248

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	72,895

NET LOSS ON DISPOSITION OF PROPERTY AND EQUIPMENT	548

OPERATING INCOME	9,805

OTHER EXPENSE	20

DERIVATIVE VALUATION GAIN	(459)

INTEREST EXPENSE	5,958

INTEREST EXPENSE RELATED TO MANDATORILY REDEEMABLE PREFERRED UNITS	65,566

LOSS BEFORE INCOME TAXES	(61,280)

TAX EXPENSE	41

NET LOSS	$(61,321)

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands)

BALANCE—January 1, 2018	$(319,008)

Distributions	(5)

Employee stock compensation	2,048

Net loss	(61,321)

BALANCE—December 31, 2018	$(378,286)

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(61,321)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	752
Loss on disposition on property and equipment	548
Stock-based compensation	2,009
Derivative valuation gain	(459)
Amortization of debt issuance costs	548
Accretion of mandatorily redeemable preferred units	65,566
Changes in operating assets and liabilities:
Accounts receivable	(7,878)
Other receivables	(129)
Inventory	30,540
Prepaid expenses, other current assets and other assets	687
Accounts payable	1,061
Accrued expenses	(5,499)
Unearned revenue	(722)
Other long-term liabilities	5,019

Net cash provided by operating activities	30,722

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the acquisition of property and equipment	(10,639)
Proceeds from sales of property and equipment	6,823
Payments for the acquisition of internal-use software	(2,711)

Net cash used in investing activities	(6,527)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under line of credit	3,000
Payments under line of credit	(16,900)
Payments on term loan	(14,104)
Payments of capital lease obligations	(99)
Distributions paid	(5)

Net cash used in financing activities	(28,108)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,913)

CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	6,024

CASH AND CASH EQUIVALENTS—END OF YEAR	$2,111

(Continued)

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$5,422

Cash paid during the year for taxes	$59

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:

Acquisition of property and equipment through accounts payable and accrued expenses	$258

Acquisition of software through accounts payable and accrued expenses	$458

See notes to consolidated financial statements.	(Concluded)

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2018
(Dollars in thousands)

NOTE 1 – DESCRIPTION OF BUSINESS

FORMATION OF BUSINESS—Voyage Holdings, LLC (the “Company”) was organized and established as a limited liability company on March 19, 2015, in the state of Delaware to effectuate a minority interest sale (“Transaction”) in Voyage Holdings, LLC to a private equity firm on March 24, 2015. Voyage Holdings, LLC has five ownership groups: one member (288,889 units, or 33.3%, of Class B Preferred Units), another member (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units), various trusts (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units) (collectively, the “Founding Members”), VMG Voyage Holdings, LLC (“VMG”) (133,333 units, or 100%, of Class A Preferred Units and 133,333 units, or 18.8%, of Class C Common Units), and Voyage Employee Holdings, LLC (16,600,000 units, or 100%, of Class M Common Units). Aside from the holders of Class M Common Units, which are not entitled to vote, the holders of Class A Preferred Units, Class B Preferred units (except Class B Preferred Units held by one member) and Class C Common Units shall be entitled to vote together as a single class.
Quest Nutrition, LLC (“Quest”) is a wholly owned subsidiary of Voyage Holdings, LLC. Distributions are made from the Company to its Founding Members, VMG Voyage Holdings, LLC and Voyage Employee Holdings, LLC for the payment of income taxes and other approved distributions, funded from the Company’s wholly owned and consolidated operating company, Quest Nutrition, LLC. On March 13, 2018, the Company incorporated a wholly owned subsidiary, Quest Nutrition Limited, in London, England.
In connection with the Transaction, the Company refinanced the business through the issuance of a senior secured credit facility (see Note 8) to pay certain member distributions, extinguish existing indebtedness, and to provide additional operational financing to support Quest Nutrition, LLC’s working capital needs.
BUSINESS ACTIVITY—The Company distributes a variety of protein-based food products in the United States and worldwide. The Company utilizes outside co-manufacturers for the manufacture of its protein-based food products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION—The accompanying consolidated financial statements of the Company include the consolidated financial position and results of operations of the Company and its wholly owned and controlled subsidiaries. All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

LIQUIDITY AND GOING CONCERN—The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date these financials are issued, the Company has cumulative net losses to date and significant negative working capital. As fully described below in Note 9, the Company is obligated to pay an exit payment to VMG of approximately $449,999 in April 2020. Further, as described in Note 8, an additional balloon payment related to the term loan is due in March 2020. As a result, there is a substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s plans include using the proceeds, in part, of the sale of its equity to fund the exit payment and term loan. As described in Note 15, the Company entered into a Stock and Unit Purchase Agreement to sell 100% of its equity interest for a cash purchase price of $1,000,000. Although management believes such plans should provide the Company sufficient financing to meet its needs, successful completion of such plans is dependent on factors outside of the Company’s control. As such, management cannot conclude that such plans will be effectively implemented within one year after the date that the financial statements are issued. As a result, management has concluded that the aforementioned conditions, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

Failure to obtain additional funding would result in cash flows to be insufficient to fund the Company’s obligations and continue to raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements for the year ended December 31, 2018 do not include any adjustments related to the recoverability and classification of assets, or the amounts and classification of liabilities, or any adjustments that may result from uncertainty related to the Company's ability to continue as a going concern.

USE OF ESTIMATES—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s estimates, which are subject to varying degrees of judgment, include the allowances for doubtful accounts, chargebacks and allowances, valuation of inventories, useful lives associated with long-lived assets, valuation of derivative liabilities, determination of fair values of certain financial instruments for which there is no active market, accrued purchase commitments, and the valuation and assumptions underlying stock-based compensation. On an ongoing basis, the Company evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities. In addition, the Company regularly engages the assistance of valuation specialists in concluding on fair value measurements in connection with stock-based compensation and the valuation of derivative liabilities.

CONCENTRATIONS—At each reporting period, the Company reevaluates each customer’s ability to satisfy credit obligations and maintains an allowance for doubtful accounts based on the evaluations. Two customers comprised approximately 26% of the Company’s net revenue for the year ended December 31, 2018. Three customers comprised approximately 56% of the Company’s accounts receivable, net, balance as of December 31, 2018. Sales to international customers represented 10% of the Company’s net revenue for the year ended December 31, 2018.

For the year ended December 31, 2018, two suppliers represented approximately 71% of the Company’s aggregate purchases. All of the Company’s long-lived assets are located in the United States of America.

CHANGE IN ACCOUNTING POLICY—Effective January 1, 2018, the Company made a voluntary change to its accounting policy for inventory cost basis. Under the previous accounting policy, inventory items were recorded on a moving-average cost basis. Historically, the Company was a manufacturer of its finished products. At the end of 2017, the Company stopped manufacturing, and moved to utilizing outside co-manufacturers for the manufacture of its finished products. These co-manufacturers became fully turnkey in early 2018. Based on these manufacturing changes, the Company determined that a change from a moving-average cost basis to a standard cost basis for recording inventory items is preferable because it provides more current information to the users of the consolidated financial statements. The effect of this change in accounting policy amounted to $2,858. In accordance with applicable accounting guidance, a change in accounting cost basis is treated as a change in accounting principle and requires retrospective application. The Company determined that it is impracticable to apply the effects of the change in accounting cost basis to periods prior to January 1, 2018; therefore, the effect of this change in accounting policy is included in cost of products sold in the accompanying consolidated statement of operations for the year ended December 31, 2018.

CASH AND CASH EQUIVALENTS—Cash includes cash on hand and demand deposits. The majority of payments due from financial institutions for the settlement of credit card and debit card transactions are processed within two business days and are therefore classified as cash and cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed the amounts insured by US government agencies. The Company has not experienced any losses on its deposits of cash during the year ended December 31, 2018.

ALLOWANCE FOR DOUBTFUL ACCOUNTS AND OTHER CHARGEBACK ALLOWANCES—The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company determines the adequacy of this allowance by regularly reviewing the composition of its aged accounts receivable and evaluating individual customer receivables, considering the customer’s financial condition, the customer’s credit history, current economic conditions, and other known factors. Additionally, the Company records allowances for estimated returns and chargebacks by its customers for product recalls, damaged products, markdowns, and promotional allowances. Chargebacks and allowances in excess of individual customer accounts receivable balances are classified as accrued customer credits in accounts payable.

OTHER RECEIVABLES—Other receivables include short-term receivables from co-manufactures for the sale of raw materials on hand. These activities are not considered to be in the normal course of the Company’s business; therefore, no revenue was recognized for these transactions during the year ended December 31, 2018.

INVENTORY—Inventory consists of raw materials and finished products and is valued at the lower of standard cost or net realizable value. Raw materials include the cost of raw materials and freight. Externally manufactured finished products include the cost of the product, including related tolling, and freight. The Company provides for estimated losses from obsolete or slow-moving inventories and writes down the cost of inventory at the time such determinations are made to its estimated net realizable value. Reserves are estimated based upon inventory on hand, historical sales activity, disposition strategies, and the expected net realizable value.

PREPAID EXPENSES AND OTHER CURRENT ASSETS—Prepaid expenses and other current assets include the prepayment of various operating expenses, such as rent, insurance, and property taxes, which are expensed when the operating cost is realized. Additionally, prepaid expenses include deposits for inventory purchases for raw materials, which totaled $1,690 as of December 31, 2018.

PROPERTY AND EQUIPMENT—Property and equipment, including certain equipment under capital lease agreements, are valued at cost, net of accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the assets’ estimated useful life or lease term. When property and equipment are retired, sold, or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. When property and equipment have been identified to be sold, but have not yet been sold, the property and equipment are classified as held for sale, and recorded at their respective expected fair values less cost to sell, based on anticipated transaction amounts. Depreciation is ceased for assets held for sale. If the expected fair values are less than the respective carrying values, an impairment charge is recorded in accordance with the Company’s accounting policies for Impairment of Long-Lived Assets.

The estimated useful lives of the assets are as follows:

Machinery and equipment    3 - 10 years
Leasehold improvements    Shorter of the life of lease or useful life
Furniture, fixtures, and equipment    3 - 10 years

Repairs and maintenance are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized and depreciated in accordance with the policies above.

INTERNAL-USE SOFTWARE—Software consists of costs incurred for the development and implementation of internal-use software. Costs incurred related to software design and application development are capitalized and amortized over an estimated useful life of two to five years. Costs incurred related to ongoing maintenance, training, and post-implementation activities are expensed as incurred (see Note 6).

IMPAIRMENT OF LONG-LIVED ASSETS—The Company assesses the carrying value of its long-lived assets, consisting primarily of property and equipment and internal-use software, when there is evidence that events or changes in circumstances indicate that the carrying value of an asset or group of assets may not be recoverable. Such events or changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant change in the extent or manner in which an asset is used; a significant change in legal factors or in the business climate; a significant deterioration in the amount of revenue or cash flows expected to be generated from a group of assets; a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life; or any other significant adverse change that would indicate that the carrying value of an asset or group of assets may not be recoverable. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable and the expected undiscounted future cash flows attributable to the asset group are less than the carrying amount of the asset group, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. No impairments were identified in the year ended December 31, 2018.

LEASES—The Company recognizes rent expense related to its noncancelable operating leases on a straight-line basis over the original contractual term, including the date of physical possession and any renewal periods if the probability of renewal is reasonably assured, as determined by management. Rent expense includes free rent, rent escalations, concessions, and tenant allowances. The difference between the cumulative expense recognized and the payments made is recognized as deferred rent and is included in deferred rent and tenant improvement allowance in the accompanying consolidated balance sheet as of December 31, 2018. Allowances received from landlords for leasehold improvements are also recorded as deferred rent, and are amortized using the straight-line method over the lease term as an offset to rent expense.

CAPITAL LEASES—Leases are classified as capital leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee (see Note 10). All other leases are classified as operating leases (see Note 12). Assets acquired and held under capital leases are recognized as assets of the Company at their fair value at the date of acquisition. The corresponding current and long-term liabilities are included in the accompanying consolidated balance sheet as accrued expenses and obligations under capital leases, net of current portion, respectively. Interest costs, which represent the difference between the total leasing commitments and the fair value of the assets acquired, are charged to interest expense over the term of the relevant lease.

UNEARNED REVENUE—Unearned revenue relates to deposits received primarily from international customers for sales orders that have not been shipped as of the balance sheet date. These amounts are recognized as revenue when the related sales orders are shipped.

FAIR VALUE MEASUREMENTS—Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses the following hierarchy in measuring the fair value of the Company’s assets and liabilities, focusing on the most observable inputs when available:

Level 1 -	Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 -	Observable inputs other than quoted prices included with Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -
Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

FAIR VALUE METHODS—The carrying amounts of the Company’s cash, cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The carrying amount of the term loan (see Note 8) and line of credit approximates fair value as the contractual interest rates are based on variable market rates, which are comparable to rates of returns for instruments of similar credit risk. The fair value of the subordinated notes (see Note 8) from related parties is not readily determinable by virtue of the nature of the related parties’ relationship with the Company. The fair values of the derivative (see Note 12) and stock-based compensation (see Note 11) are determined at the end of each reporting period based on Level 3 inputs in the fair value hierarchy. The Company has accounted for the obligation associated with the Class A Preferred Units as a liability (see Note 9) measured at fair value on the accompanying consolidated balance sheet (mandatorily redeemable preferred units). There were no transfers between any of the levels of the fair value hierarchy.

Certain assets, including long-lived assets and internal-use software, are also subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review.

REVENUE RECOGNITION—Based on an existing arrangement, the Company recognizes revenue at the time merchandise is delivered to its customers, or when merchandise is shipped based on the terms of the arrangement with customers; the prices are fixed and determinable; payments are reasonably assured; and no further performance obligation exists. Shipping and handling charges billed to customers are included in net sales, with the related costs included in cost of products sold. Taxes collected from customers are accounted for on a net basis and are excluded from revenue.

The Company records reductions to revenue in the accompanying consolidated statement of operations for estimated returns and allowances, including chargebacks by its customers for product recalls, damaged products, markdowns, promotional allowances and rebate programs. The Company estimates returns and allowances based on the Company’s history of returns and allowances. Estimated returns and allowances and ultimate losses may vary from actual results.

COST OF PRODUCTS SOLD—Cost of products sold includes costs for inventory and related valuation adjustments, warehouse-related overhead, warehouse-related rent, depreciation and amortization, supplies, repairs and maintenance, inventory reserves, inventory disposals, and freight. Freight costs from vendors to warehouses are capitalized within inventory and included in cost of products sold in the accompanying consolidated statement of operations.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES—Selling and marketing expenses consist primarily of sales activities related to the Company’s various distribution channels, including agency commissions, expenses related to the Company’s branding initiatives, media, trade shows, video production, print publications and targeted online advertising through sponsored search, display advertising, email marketing campaigns, and other promotional initiatives. Selling and marketing expenses also consist of payroll and related benefit costs. The Company expenses marketing costs as incurred. Media production costs are expensed the first time the advertisement is aired. Advertising costs included within selling, general and administrative expenses in the accompanying consolidated statement of operations amounted to $13,648 during the year ended December 31, 2018.

The Company charges research and development costs as an expense when incurred. Such costs amounted to $2,710 for the year ended December 31, 2018, and are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The Company’s general and administrative expenses relate primarily to payroll and related benefit costs and stock-based compensation expense for general and administrative personnel, including research and development, accounting and finance, operations, human resources and customer service, as well as professional and consulting fees and other general overhead and facility costs, including insurance, utilities, rent and information technology expenses.

STOCK-BASED COMPENSATION—The Company recognizes stock-based compensation expense based on the grant‐date fair value of units over the applicable service period. The Company uses the Black-Scholes option-pricing model to measure the fair value, which requires the input of highly subjective assumptions. Stock-based compensation expense for employee awards which vest based upon continued employment is recognized on a straight-line basis over the requisite service period, which is generally the vesting period, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Stock-based compensation expense for nonemployee awards is based on the then-current fair values of the units at each financial reporting date, based on the Black-Scholes option-pricing model. Compensation recorded during each period is adjusted in subsequent periods for changes in the units’ fair value until the units are settled. Such compensation adjustments for changes in fair value are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Key input assumptions used in the Black-Scholes option-pricing model to estimate the fair value of the units include the Company’s estimated equity value, the expected unit’s vesting term, the expected volatility over the expected unit’s vesting term, and the risk‐free interest rate over the unit’s vesting term. The Company has determined the fair values of its equity, based in part on the work of third-party valuation specialists, through the use of a discounted cash flow model. The expected term is determined using the contractual life of the unit and the vesting period. The risk-free interest rate is based on the yields in effect at the time of grant of US Treasury securities with maturities similar to the expected term of the units. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards. The Company accounts for forfeitures when they occur.

The determination of stock-based compensation is inherently uncertain and subjective and involves the application of valuation models and assumptions requiring the use of judgment. If the Company had made different assumptions, its stock-based compensation expense and its net income could have been significantly different.

INCOME TAXES—As discussed above in Note 1, Voyage Holding, LLC was formed as a holding company for the partnership interests of Quest Nutrition, LLC. Voyage Holding, LLC is organized as limited liability company, and therefore, is not subject to federal taxes as the profits and losses are passed directly to its members. The Company is, however, a taxable entity under certain state jurisdictions, which are not material to the accompanying consolidated financial statements. The Company files a federal income tax return and income tax returns in certain state jurisdictions as required. The Company’s income tax returns are subject to examination by taxing authorities for the periods 2015 through 2018 for federal, state, and local jurisdictions. Quest’s income tax returns are subject to examination by taxing authorities for the periods 2013 through 2018 for federal, state, and local jurisdictions.

There was no material impact to the Company’s accompanying consolidated financial statements, or its subsidiary, from the enactment of the Tax Cuts and Jobs Act of 2017.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. There were no uncertain tax benefits recognized in the accompanying consolidated financial statements. No material increase in uncertain tax benefits is expected to occur within the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS—In March 2019, December 2018, July 2018 and February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-01, No. 2018-20, ASU No. 2018-11, ASU No. 2018-10 and ASU No. 2016-02, Leases (Topic 842), respectively, which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. This new guidance will take effect for fiscal years beginning after December 15, 2019. As originally written, this guidance shall be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes a number of practical expedients that an entity may elect to apply. Early application of this guidance is permitted. In July 2018, the FASB made targeted improvements to the standard, including providing an additional and optional transition method. Under this method, an entity initially applies the standard at the adoption date, including the election of certain transition reliefs, and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles–Goodwill and Other–Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, to help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement (hosting arrangement) by providing guidance for determining when the arrangement includes a software license. This guidance is effective for annual reporting periods beginning after December 15, 2019 and the interim periods there within. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework–Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements. This guidance is effective for fiscal years beginning after December 15, 2019. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation–Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for fiscal years beginning after December 15, 2018 and the interim periods there within. Early application of this guidance is permitted but no earlier than an entity’s adoption of Topic 606. The Company does not currently issue share-based payment awards for acquiring goods and services from nonemployees, but the Company will evaluate the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures in the future if such transactions occur.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements are required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt Accounting Standards Codification (“ASC”) 606, Revenue from Customers with Contracts and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X. The effective date for these entities is the same as the effective date and transition requirements for the amendments for ASU No. 2014-09 (discussed below) and ASU No. 2016-02 (discussed above).

In May 2017, the FASB issued ASU No. 2017-09, Compensation–Stock Compensation (Topic 718): Scope of Modification Accounting, clarifying when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. This guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The Company adopted this guidance for the interim periods within and the year ended December 31, 2018, and it did not have a material impact on the Company’s accompanying consolidated financial statements and related disclosures.

In December 2016, May 2016, April 2016, March 2016, August 2015 and May 2014, the FASB issued ASUs No. 2016-20, No. 2016-12, No. 2016-10, No. 2016-08, No. 2015-14 and No. 2014-09, Revenue from Customers with Contracts (Topic 606), respectively, to amend the accounting guidance for revenue recognition. This guidance requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance sets forth a new revenue recognition model that requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations, and recognizing the revenue upon satisfaction of performance obligations. The amendments in the ASU can be applied either retrospectively to each prior reporting period presented or on a modified retrospective basis with the cumulative effect of initially applying the update recognized at the date of the initial application along with additional disclosures. These new standards are effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company plans to adopt this ASU on January 1, 2019, on an annual basis, using the modified retrospective method, and does not expect a material impact to the Company’s consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance for areas where there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The Company adopted this guidance beginning January 1, 2018 and it did not have a material impact on the Company’s accompanying consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU added a new impairment model (known as the current expected credit loss (CECL) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses and applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. This guidance is effective for fiscal years beginning after December 31, 2020, including the interim periods there within. The Company is currently evaluating the potential impact of these changes on the consolidated financial statements and related disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following at December 31, 2018:

Accounts receivable	$44,354
Estimated chargebacks and allowances	(12,688)
Allowance for doubtful accounts	(380)

Accounts Receivable, Net	$31,286

Bad debt expense for the year ended December 31, 2018, amounted to $13, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

NOTE 4 – INVENTORY

Inventory consists of the following at December 31, 2018:

Raw materials and packaging materials	$9,557
Finished goods	23,842

Inventory	$33,399

NOTE 5 – PROPERTY AND EQUIPMENT - NET

Property and equipment, net, consist of the following at December 31, 2018:

Machinery and equipment	$447
Furniture, fixtures, computers and equipment	3,469
Leasehold improvements	8,008
11,924
Less: accumulated depreciation and amortization	(1,385)

Property and Equipment, Net	$10,539

During the year ended December 31, 2018, the Company abandoned certain production machinery and equipment, furniture, fixtures and equipment, and leasehold improvement as part of transition of the production process to co-manufacturers. The Company has recorded related gains and losses on assets disposed of prior to December 31, 2018, in net loss on disposition of property and equipment in the accompanying consolidated statement of operations.

Depreciation and amortization expense amounted to $746 for the year ended December 31, 2018, with $98 included in cost of products sold and $648 included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

NOTE 6 – INTERNAL-USE SOFTWARE - NET

Internal-use software, net, consist of the following at December 31, 2018:

Internal-use software costs	$3,517
Less: accumulated amortization	(265)

Internal-Use Software, Net	$3,252

The total amortization expense for capitalized internal-use software costs for the year ended December 31, 2018 was $6, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. Estimated amortization expense for each of the following five years is as follows:

Years Ending December 31,	Amount
2019	$651
2020	651
2021	650
2022	650
2023	650

Total	$3,252

NOTE 7 – ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2018:

Accrued payroll and payroll-related costs	$4,609
Accrued loss on purchase commitments	3,334
Accrued inventory purchases	531
Accrued logistics	516
Accrued other	3,007

Accrued Expenses	$11,997

NOTE 8 – INDEBTEDNESS

As part of the transaction described in Note 1, on March 25, 2015, the Company recapitalized the business through the issuance of a senior secured credit facility and extinguished existing indebtedness on the former revolving line of credit and former notes payable with a former lender.

On March 25, 2015, the Company entered into a credit agreement in the total amount of $120,000 with a syndicate of lenders (the “Lenders”). A term loan for $95,000 and a revolving line of credit for $25,000 were issued (the “Credit Agreement”). The Credit Agreement was amended on October 22, 2015, increasing the revolving line of credit to $35,000 and increasing the aggregate credit facility under the Credit Agreement to $130,000. The Credit Agreement allows the Company to borrow additional amounts from the Lenders through standby letters of credit and swing line loans, but the standby letters of credit borrowed reduce the availability of the revolving line of credit. The Credit Agreement has quarterly contractual maturities through March 2020.

On April 29, 2016, the Credit Agreement was further amended to authorize the Company to enter into a note purchase agreement with the Founding Members, whereby the Founding Members agreed to purchase from the Company unsecured subordinated promissory notes (the “Notes”) due in 2020 in the aggregate principal amount of up to $20,000. The Company issued unsecured subordinated notes in the aggregate principal amount of $9,686 to the

Founding Members on April 29, 2016, maturing on September 25, 2020. The Notes bore interest at a rate of 10% per annum during the year ended December 31, 2016. This rate decreased to 5% per annum beginning on January 1, 2017. Interest on the Notes is payable quarterly beginning June 30, 2016, and principal payments or prepayments before the maturity date are subject to certain restrictions. For the year ended December 31, 2018, interest expense related to the Notes was $484 and is included in interest expense in the accompanying consolidated statement of operations.

The Company is required to meet certain financial and nonfinancial covenants in accordance with the terms of the amended Credit Agreement. In addition, the Lenders have been granted a security interest in all assets of the Company. As of December 31, 2018, the Company was not in compliance with certain covenants under the amended Credit Agreement. Subsequent to December 31, 2018, the Company obtained a waiver as of December 31, 2018, and an additional amendment to the amended Credit Agreement to certain of the financial and nonfinancial covenants beginning March 31, 2019. It is probable that the Company will meet its financial and nonfinancial covenants from the date of these consolidated financial statements going forward.

LINE OF CREDIT—The line of credit bears a variable rate of interest at the London InterBank Offered Rate (“LIBOR”) monthly floating rate, plus 3% (5.53% per annum as of December 31, 2018). The Company is also subject to an unused commitment fee equal to 0.5% based on the aggregate amount of available revolving loan commitments. The outstanding standby letters of credit balance as of December 31, 2018, amounted to $5,200, reducing the available revolving line of credit to $29,800 before outstanding draws. As of December 31, 2018, the Company had an outstanding balance of $17,000 on the revolving line of credit, and the remaining availability is $12,800. For the year ended December 31, 2018, interest expense related to the revolving line of credit was $1,484, and the unused commitment fee expense related to the revolving line of credit was $22, both of which are recorded in interest expense in the accompanying consolidated statement of operations.

TERM LOAN—The term loan of $95,000 bears a variable rate of interest at the LIBOR monthly floating rate, plus 3.5% (6.03% per annum at December 31, 2018). The term loan is payable in equal quarterly installments of principal of $1,914, plus interest, with the remaining balance due on March 25, 2020. The term loan is included in long-term debt in the accompanying consolidated balance sheet and is net of unamortized debt issuance costs of $712 as of December 31, 2018. Current portion of unamortized debt issuance costs of $570 is included in current portion of long-term debt and noncurrent portion of unamortized debt issuance cost of $142 is included in long-term debt in the accompanying consolidated balance sheet. Interest expense related to the term loan amounted to $3,395 and expenses for the amortization of deferred financing fees related to the issuance of the credit facility totaled $548 in the year ended December 31, 2018.

Scheduled maturities of the term loan for each of the years succeeding December 31, 2018, are as follows:

Years Ending December 31,	Amount
2019	$7,657
2020	47,120

Total Term Loan	$54,777

NOTE 9 – MANDATORILY REDEEMABLE PREFERRED UNITS

In regard to the 133,333 Class A Preferred Units that were sold to VMG on March 25, 2015, the Company is obligated to make a payment on the date that is 30 days following the 5th anniversary of the sale (the “VMG Exit Payment”). Under certain conditions, the Company may defer a portion of the VMG Exit Payment. The Company does not expect to meet those conditions; therefore, the payment is due in April 2020. If the Company defaults on the VMG Exit Payment, Class C Common Unit members receive certain additional Class C Common Units and interest accrues thereon.

The Company has accounted for this obligation associated with the Class A Preferred Units as a liability measured at fair value at inception in 2015 and each period thereafter through the accompanying consolidated balance sheet in accordance with accounting guidance for distinguishing liabilities from equity. This liability will be accreted to the redemption amount, with any accretion amounts being charged to interest expense within the accompanying consolidated statement of operations. The Company has not separately bifurcated or accounted for the deferral or default features related to the VMG Exit Payment within the accompanying consolidated balance sheet.

This payment is equal to three times (3.0x) the aggregate amount of capital contributions made with respect to the Class A Preferred Units, minus the sum of all prior distributions made with respect to the Class A Preferred Units (other than tax distributions), plus any tax distributions that the holder of the Class A Preferred Units is owed with respect to net taxable income allocated to the Class A Preferred Units for any period prior to the date that the VMG Exit Payment is actually paid. Upon full payment of the VMG Exit Payment, the Class A Preferred Units and Class C Common Units purchased by VMG from the Founding Members pursuant to the sale shall be cancelled, and the holders shall have no further rights to distributions and shall no longer be members of the Company.

The mandatorily redeemable financial instrument was initially recorded on March 31, 2015, as a liability, for $150,000. As of December 31, 2018, the liability associated with the Class A Preferred Units increased to $337,338. For the year ended December 31, 2018, interest expense related to mandatorily redeemable preferred units was $65,566. If the Company were to settle the liability as of December 31, 2018, the Company will have to pay VMG the full (3.0x) payment of $449,999. A change in the fair value of the Class A Preferred Units has no impact on the settlement price of this instrument.

NOTE 10 – OBLIGATIONS UNDER CAPITAL LEASE

The Company leases certain technological equipment under capital lease obligations. The capital lease obligations have been recorded at the present value of the future minimum lease payments. At December 31, 2018, the carrying amount and accumulated depreciation of the leased technological equipment were $242 and $141, respectively. Depreciation expense on assets recorded under capital lease was $81 for the year ended December 31, 2018.

Annual future minimum obligations under the capital leases as of December 31, 2018, are as follows:

Years Ending December 31,	Amount
2019	$89
2020	22
Total minimum lease payments	111
Less: amount representing interest	(5)
Present value of obligations under capital lease	106
Less: current portion	(85)

Long-Term Obligations Under Capital Lease	$21

Interest expense on capital lease obligations amounted to $9 for the year ended December 31, 2018, and is included in interest expense in the accompanying consolidated statement of operations.

NOTE 11 – STOCK-BASED COMPENSATION

On May 30, 2017, the Company’s limited liability company agreement was amended to authorize the grant of 16,600,000 Class M Common Units of the limited liability company. Certain Quest Employees, as defined in the agreement, are eligible to be granted units, which are intended to qualify and shall be treated as profit interests. Thus, no capital contributions are necessary. The Company believes that such unit grants align the interest of its employees with those of its shareholders. Generally, the granted units vest in equal installments on each of the five-year anniversaries following either the date of hire, the date of grant or another specified date, which is identified in each grant agreement. The granted units provide for accelerated vesting if there is a Sale Transaction as defined in the agreement.

During the year ended December 31, 2018, the Company recorded stock-based compensation expense related to units granted in the amount of $2,009, of which $2,048 of expense relates to current employees and $39 of income relates to non-employees. Stock-based compensation expense is recognized in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The following table summarizes the granted unit activity for the year ended December 31, 2018:

	Class M Common Units	Weighted Average Grant-Date Fair Value
Non-vested—December 31, 2017	9,804,000	$1.18

Granted	4,130,000	0.53
Vested	(2,392,400)	1.10
Forfeited	(1,903,480)	1.15

Non-vested—December 31, 2018	9,638,120	$0.92

As of December 31, 2018, total unrecognized stock‐based compensation cost related to unvested units granted was approximately $7,992, which is expected to be recognized over a weighted-average period of 3.7 years.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

LEASES—The Company has operating leases for its warehouses, corporate office spaces, and certain equipment, some of which contain free rent periods and escalation clauses. Rent expense is recorded on a straight-line basis over the lease term with the difference between the rent paid and the straight-line rent expense recorded as a deferred rent liability.

During November 2017, the Company entered into a new office facility lease for its headquarters. The lease commenced on June 1, 2018; the lease term is 131 months; and contains free rent periods, escalation clauses and tenant improvement allowances.

During May 2018, the Company entered into a new warehouse facility lease for a distribution center. The lease commenced on September 6, 2018; the lease term is 79 months; and contains free rent periods and escalation clauses.

As of December 31, 2018, the future minimum rental payments under noncancelable leases are as follows, including the new office facility and new warehouse facility:

Years Ending December 31,	Amount
2019	$2,177
2020	3,104
2021	3,132
2022	3,004
2023	3,084
Thereafter	13,777

Total	$28,278

Rent expense for the year ended December 31, 2018, amounted to $3,882, of which $287 is included in cost of products sold and $3,595 is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

PURCHASE COMMITMENTS—As of December 31, 2018, the Company had a remaining contractual commitment of $4,640 for a raw material used in the production of protein bars that requires minimum purchases through April 2019. No contractual loss liability for future raw material deliveries is deemed necessary; thus, no contractual commitments for this raw material have been recorded in the accompanying consolidated balance sheet.

As of December 31, 2018, the Company has estimated and recorded additional purchase commitments related to the purchase of inventory and packaging that are considered nonrecoverable. The total amount is $3,334, and is included in accrued expenses in the accompanying consolidated balance sheet (see Note 7).

DERIVATIVE—Quest entered into a loan agreement dated June 6, 2012, by and between the Company and Montage Capital II L.P. (“Montage”), as amended on August 11, 2014, March 24, 2015, and September 25, 2017 (as amended, the “Montage Credit Agreement”). Under the Montage Credit Agreement, the Company is obligated to pay Montage a cash fee (“Success Fee”) equal to a defined percentage (“Success Percentage”) of the proceeds received by the members of the Company raised in connection with a Liquidity Event (as defined in the Montage Credit Agreement).

During 2015, the Company executed a partial Liquidity Event upon sale of minority interest of units in the Company, which resulted in the cash payment of $2,775 to Montage. This cash payment represented a partial Liquidity Event and reduced the Success Percentage.

The settlement of the Success Fee meets the definition of a derivative recognized at fair value and was remeasured subsequent to initial recognition at fair value. The fair value of the derivative value was determined based on the Success Percentage of the equity value of the Company. The equity value of the Company was determined using a discounted cash flow analysis. Significant assumptions made in the analysis included estimates of revenue growth, operating margin, and the selected discount rate. Based on these assumptions, the fair value of the derivative was $6,741 as of December 31, 2018, and is included in the accompanying consolidated balance sheet. The change in fair value resulted in a gain of $459 for the year ended December 31, 2018, which is included in the accompanying consolidated statement of operations, and is classified as a non-cash change in derivative value under operating activities in the accompanying consolidated statement of cash flows.

There are no other loans, obligations or commitments outstanding related to the Montage Credit Agreement as of December 31, 2018.

LITIGATION—From time to time the Company is involved in legal actions arising from its normal operations and is presented with claims for damages arising out of its actions. Except for the matter described below, the Company cannot predict the ultimate outcome, or reasonably estimate the probability or the range of loss, if any. If legal actions are not resolved in the Company’s favor, losses arising from the results of litigation or settlements, as well as ongoing defense costs, could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

On or around June 16, 2015, a putative class action case was filed in the Superior Court of California, County of Los Angeles, alleging wage and hour violations, including, but not limited to, claims related to meal and rest period violations. The Company settled the putative class action case and made a settlement payment in the amount of $1,238 in July 2018.

NOTE 13 – EMPLOYEE BENEFIT PLAN

The Company sponsors an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), whereby participants may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code (the “Plan”). During January 2018, the Plan was amended to allow for employer matching contributions. The Company expensed $431 of employer matching contributions during the year ended December 31, 2018, which is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

NOTE 14 – TRANSACTIONS WITH RELATED PARTIES

The minority interest holder in the Company charges the Company an annual management fee of $250, which is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Certain members of management serve as directors of a foundation, a Delaware non-stock corporation and Internal Revenue Code Section 501(c)(3) tax-exempt nonprofit organization, which was formed in December 2015, whose principal activity is metabolic studies. The Company expensed $723 that was paid to the foundation during the year ended December 31, 2018, related to research and development expenses, and such amounts are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The Company issued unsecured subordinated notes in the amount of $9,686 to the Founding Members on April 29, 2016 (see Note 8).

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 28, 2019, the date the consolidated financial statements were available to be issued.

On August 21, 2019, Atkins Nutritionals, Inc. entered into a Stock and Unit Purchase Agreement with the Company along with VMG Quest Blocker, Inc., a Delaware corporation and related party of the Company. Atkins Nutritionals, Inc. is a wholly owned subsidiary of The Simply Good Foods Company. Pursuant to the Stock and Unit Purchase Agreement, The Simply Good Foods Company will acquire Quest Nutrition, LLC at the closing of the transactions contemplated thereby via Atkins Nutritionals, Inc.’s acquisition of 100% of the equity interests of each of Voyage Holdings, LLC and VMG Quest Blocker, Inc. for a cash purchase price of $1,000,000, which is expected to close before the end of fiscal 2019. The proceeds of which will be used, in part, to fund the VMG Exit Payment and the outstanding debt.

******

Voyage Holdings, LLC and Subsidiary Consolidated Financial Statements as of and for the Year Ended December 31, 2017

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2017:

Page

Consolidated Balance Sheet	30
Consolidated Statement of Operations	31
Consolidated Statement of Members’ Deficit	32
Consolidated Statement of Cash Flows	33-34
Notes to Consolidated Financial Statements	35-54

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2017
(In thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,024
Accounts receivable, net	23,463
Other receivables	4,615
Inventory	63,939
Prepaid expenses and other current assets	4,014
Assets held for sale	4,054

Total current assets	106,109

PROPERTY AND EQUIPMENT—NET	433

INTERNAL-USE SOFTWARE—NET	264

OTHER ASSETS	238

TOTAL ASSETS	$107,044

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$20,638
Accrued expenses	17,263
Unearned revenue	865
Line of credit	30,900
Current portion of long-term debt	7,887

Total current liabilities	77,553

LONG-TERM DEBT—Net of current portion	59,734
DERIVATIVE	7,200
SUBORDINATED DEBT	9,686
MANDATORILY REDEEMABLE PREFERRED UNITS	271,772
OBLIGATIONS UNDER CAPITAL LEASES—Net of current portion	107

COMMITMENTS AND CONTINGENCIES (Note 13)

MEMBERS' DEFICIT	(319,008)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$107,044

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands)

REVENUE—NET	$274,072

COST OF PRODUCTS SOLD	192,204

GROSS MARGIN	81,868

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	70,565

NET LOSS ON DISPOSITION OF PROPERTY AND EQUIPMENT	5,942

IMPAIRMENT LOSS	27,016

OPERATING LOSS	(21,655)

OTHER INCOME—NET	(228)

DERIVATIVE VALUATION GAIN	(4,023)

INTEREST EXPENSE	5,242

INTEREST EXPENSE RELATED TO MANDATORILY REDEEMABLE PREFERRED UNITS	52,822

LOSS BEFORE INCOME TAXES	(75,468)

TAX EXPENSE	141

NET LOSS	$(75,609)

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands)

BALANCE—January 1, 2017	$(244,266)

Distributions	(37)

Employee stock compensation	904

Net loss	(75,609)

BALANCE—December 31, 2017	$(319,008)

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(75,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,123
Loss on disposition on property and equipment	5,942
Impairment loss	27,016
Stock-based compensation	1,453
Derivative valuation gain	(4,023)
Amortization of debt issuance costs	463
Purchase commitment loss reversal	(18,301)
Accretion of mandatorily redeemable preferred units	52,822
Changes in operating assets and liabilities:
Accounts receivable	(6,920)
Other receivables	(992)
Inventory	(11,902)
Prepaid expenses, other current assets and other assets	43
Accounts payable	276
Accrued expenses	8,751
Unearned revenue	395
Other long-term liabilities	(1,184)

Net cash used in operating activities	(15,647)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the acquisition of property and equipment	(538)
Proceeds from sales of property and equipment	1,807
Payments for the acquisition of internal-use software	(139)

Net cash provided by investing activities	1,130

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under line of credit	27,600
Payments under line of credit	(5,700)
Payments on term loan	(8,449)
Debt issuance costs	(544)
Payments of capital lease obligations	(393)
Distributions paid	(37)

Net cash provided by financing activities	12,477

NET DECREASE IN CASH AND CASH EQUIVALENTS	$(2,040)

CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	8,064

CASH AND CASH EQUIVALENTS—END OF YEAR	$6,024

(Continued)

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$4,676

Cash paid during the year for taxes	$95

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:

Acquisition of equipment under capital lease obligations	$236

Acquisition of software through accounts payable and accrued expenses	$175

See notes to consolidated financial statements.	(Concluded)

VOYAGE HOLDINGS, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2017
(Dollars in thousands)

NOTE 1 – DESCRIPTION OF BUSINESS

FORMATION OF BUSINESS—Voyage Holdings, LLC (the “Company”) was organized and established as a limited liability company on March 19, 2015, in the state of Delaware to effectuate a minority interest sale (“Transaction”) in Voyage Holdings, LLC to a private equity firm on March 24, 2015. Voyage Holdings, LLC has five ownership groups: one member (288,889 units, or 33.3%, of Class B Preferred Units), another member (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units), various trusts (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units) (collectively, the “Founding Members”), VMG Voyage Holdings, LLC (“VMG”) (133,333 units, or 100%, of Class A Preferred units and 133,333 units, or 18.8%, of Class C Common Units), and Voyage Employee Holdings, LLC (16,600,000 units, or 100%, of Class M Common Units). Aside from the holders of Class M Common Units, which are not entitled to vote, the holders of Class A Preferred Units, Class B Preferred Units (except Class B Preferred Units held by one member) and Class C Common Units shall be entitled to vote together as a single class.
Quest Nutrition, LLC (“Quest”) is a wholly owned subsidiary of Voyage Holdings, LLC. Distributions are made from the Company to its Founding Members, VMG Voyage Holdings, LLC and Voyage Employee Holdings, LLC for the payment of income taxes and other approved distributions, funded from the Company’s wholly owned and consolidated operating company, Quest Nutrition, LLC.
In connection with the Transaction, the Company refinanced the business through the issuance of a senior secured credit facility (see Note 8) to pay certain member distributions, extinguish existing indebtedness, and to provide additional operational financing to support Quest Nutrition, LLC’s working capital needs.
BUSINESS ACTIVITY—The Company manufactures and distributes a variety of protein-based food products in the United States and worldwide. During December 2017, the Company transitioned from being the primary manufacturer to utilizing outside co-manufacturers for the manufacture of its protein-based food products. The Company stopped internal manufacturing as of December 31, 2017.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION—The accompanying consolidated financial statements of the Company include the consolidated financial position and results of operations of the Company and its wholly owned and controlled subsidiary. All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

LIQUIDITY AND GOING CONCERN—The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date these financials are issued, the Company has cumulative net losses to date and significant negative working capital. As fully described below in Note 9, the Company is obligated to pay an exit payment to VMG of approximately $449,999 in April 2020. Further, as described in Note 8, an additional balloon payment related to the term loan is due in March 2020. As a result, there is a substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s plans include using the proceeds, in part, of the sale of its equity to fund the exit payment and term loan. As described in Note 16, the Company entered into a Stock and Unit Purchase Agreement to sell 100% of its equity interest for a cash purchase price of $1,000,000. Although management believes such plans should provide the Company sufficient financing to meet its needs, successful completion of such plans is dependent on factors outside of the Company’s control. As such, management cannot conclude that such plans will be effectively implemented within one year after the date that the financial statements are issued. As a result, management has concluded that the aforementioned conditions, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

Failure to obtain additional funding would result in cash flows to be insufficient to fund the Company’s obligations and continue to raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements for the year ended December 31, 2017 do not include any adjustments related to the recoverability and classification of assets, or the amounts and classification of liabilities, or any adjustments that may result from uncertainty related to the Company's ability to continue as a going concern.

USE OF ESTIMATES—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s estimates, which are subject to varying degrees of judgment, include the allowances for doubtful accounts, chargebacks and allowances, valuation of inventories, useful lives associated with long-lived assets, valuation of derivative liabilities, determination of fair values of certain financial instruments for which there is no active market, accrued purchase commitments, and the valuation and assumptions underlying stock-based compensation. On an ongoing basis, the Company evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities. In addition, the Company regularly engages the assistance of valuation specialists in concluding on fair value measurements in connection with stock-based compensation and the valuation of derivative liabilities.

CONCENTRATIONS—At each reporting period, the Company reevaluates each customer’s ability to satisfy credit obligations and maintains an allowance for doubtful accounts based on the evaluations. Two customers comprised approximately 22% of the Company’s net revenue for the year ended December 31, 2017. Four customers comprised approximately 61% of the Company’s accounts receivable, net, balance as of December 31, 2017. Sales to international customers represented 10% of the Company’s net sales for the year ended December 31, 2017.

For the year ended December 31, 2017, one supplier represented approximately 17% of the Company’s aggregate purchases.

All of the Company’s long-lived assets are located in the United States of America.

CASH AND CASH EQUIVALENTS—Cash includes cash on hand and demand deposits. The majority of payments due from financial institutions for the settlement of credit card and debit card transactions are processed within two business days and are therefore classified as cash and cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed the amounts insured by US government agencies. The Company has not experienced any losses on its deposits of cash during the year ended December 31, 2017.

ALLOWANCE FOR DOUBTFUL ACCOUNTS, CHARGEBACKS, AND ALLOWANCES—The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company determines the adequacy of this allowance by regularly reviewing the composition of its aged accounts receivable and evaluating individual customer receivables, considering the customer’s financial condition, the customer’s credit history, current economic conditions, and other known factors. Additionally, the Company records allowances for estimated returns and chargebacks by its customers for product recalls, damaged products, markdowns, and promotional allowances. Chargebacks and allowances in excess of individual customer accounts receivable balances are classified as accrued customer credits in accounts payable.

OTHER RECEIVABLES—Other receivables include short-term receivables from third parties for the sale of assets held for sale and from co-manufacturers for the sale of raw materials on-hand. Neither of these activities are considered to be in the normal course of the Company’s business; therefore, no revenue was recognized for these transactions during the year ended December 31, 2017.

INVENTORY—Inventory consists of raw materials, work-in-progress, and finished products and is valued at the lower of cost (moving average) or net realizable value. Raw materials include the cost of raw materials and freight. Externally manufactured finished products include the cost of the product, including related tolling, and freight. Internally manufactured finished products are equal to the cost of raw materials plus direct labor salaries and related employee benefits and taxes, allocation of indirect labor salaries and related employee benefits and taxes, rent, insurance, depreciation on production equipment, repairs, maintenance, and supplies. The Company provides for estimated losses from obsolete or slow-moving inventories and writes down the cost of inventory at the time such determinations are made to its estimated net realizable value. Reserves are estimated based upon inventory on hand, historical sales activity, disposition strategies, and the expected net realizable value.

PREPAID EXPENSES AND OTHER CURRENT ASSETS—Prepaid expenses and other current assets include the prepayment of various operating expenses, such as rent, insurance, and property taxes, which are expensed when the operating cost is realized. Additionally, prepaid expenses include deposits for inventory purchases for raw materials, which totaled $1,546 as of December 31, 2017.

PROPERTY AND EQUIPMENT—Property and equipment, including certain equipment under capital lease agreements, are valued at cost, net of accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the assets’ estimated useful life or lease term. When property and equipment are retired, sold, or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. When property and equipment have been identified to be sold, but have not yet been sold, the property and equipment are classified as held for sale, and recorded at their respective expected fair values less costs to sell, based on anticipated transaction amounts. We have ceased depreciating assets held for sale. If the expected fair values are less than the respective carrying values, an impairment charge is recorded in accordance with the Company’s accounting policies for Impairment of Long-Lived Assets.

The estimated useful lives of the assets are as follows:

Production machinery and equipment    3 - 10 years
Leasehold improvements    Shorter of the life of lease or useful life
Furniture, fixtures, and equipment    3 - 10 years

Repairs and maintenance are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized and depreciated in accordance with the policies above.

INTERNAL-USE SOFTWARE—Software consists of costs incurred for the development and implementation of internal-use software. Costs incurred related to software design and application development are capitalized and amortized over an estimated useful life of two to three years. Costs incurred related to ongoing maintenance, training, and post-implementation activities are expensed as incurred (see Note 6).

IMPAIRMENT OF LONG-LIVED ASSETS—The Company assesses the carrying value of its long-lived assets, consisting primarily of property and equipment and internal-use software, when there is evidence that events or changes in circumstances indicate that the carrying value of an asset or group of assets may not be recoverable. Such events or changes in circumstances may include a significant decrease in the market price of a long-lived asset, a significant change in the extent or manner in which an asset is used, a significant change in legal factors or in the business climate, a significant deterioration in the amount of revenue or cash flows expected to be generated from a group of assets, a current expectation that, more likely than not a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, or any other significant adverse change that would indicate that the carrying value of an asset or group of assets may not be recoverable. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable and the expected undiscounted future cash flows attributable to the asset group are less than the carrying amount of the asset group, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded.

LEASES—The Company recognizes rent expense related to its noncancelable operating leases on a straight-line basis over the original contractual term, including the date of physical possession and any renewal periods if the probability of renewal is reasonably assured, as determined by management. Rent expense includes free rent, rent escalations, concessions, and tenant allowances. The difference between the cumulative expense recognized and the payments made is recognized as deferred rent and is included in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2017. Allowances received from landlords for leasehold improvements are also recorded as deferred rent, and are amortized using the straight-line method over the lease term as an offset to rent expense.

CAPITAL LEASES—Leases are classified as capital leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee (see Note 10). All other leases are classified as operating leases (see Note 13). Assets acquired and held under capital leases are recognized as assets of the Company at their fair value at the date of acquisition. The corresponding current and long-term liabilities are included in the accompanying consolidated balance sheet as accrued expenses and obligations under capital leases, net of current portion, respectively. Interest costs, which represent the difference between the total leasing commitments and the fair value of the assets acquired, are charged to interest expense over the term of the relevant lease.

UNEARNED REVENUE—Unearned revenue relates to deposits received primarily from international customers for sales orders that have not been shipped as of the balance sheet date. These amounts are recognized as revenue when the related sales orders are shipped.

FAIR VALUE MEASUREMENTS—Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses the following hierarchy in measuring the fair value of the Company’s assets and liabilities, focusing on the most observable inputs when available:

Level 1 -	Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 -
Observable inputs other than quoted prices included with Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -
Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

FAIR VALUE METHODS—The carrying amounts of the Company’s cash, cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The carrying amount of the term loan (see Note 8) and line of credit approximates fair value as the contractual interest rates are based on variable market rates, which are comparable to rates of returns for instruments of similar credit risk. The fair value of the subordinated notes (see Note 8) from related parties is not readily determinable by virtue of the nature of the related parties’ relationship with the Company. The fair values of the derivative (see Note 13) and stock-based compensation (see Note 12) are determined at the end of each reporting period based on Level 3 inputs in the fair value hierarchy. The Company has accounted for the obligation associated with the Class A Preferred Units as a liability (see Note 9) measured at fair value on the accompanying consolidated balance sheet (mandatorily redeemable preferred units). There were no transfers between any of the levels of the fair value hierarchy.

Certain assets, including long-lived assets and internal-use software, are also subject to measurement at fair value on a non-recurring basis if they are deemed to be impaired as a result of an impairment review.

REVENUE RECOGNITION—Based on an existing arrangement, the Company recognizes revenue at the time merchandise is delivered to its customers, or when merchandise is shipped based on the terms of the arrangement with customers; the prices are fixed and determinable; payments are reasonably assured; and no further performance obligation exists. Shipping and handling charges billed to customers are included in net sales, with the related costs included in cost of products sold. Taxes collected from customers are accounted for on a net basis and are excluded from revenue.

The Company records reductions to revenue in the accompanying consolidated statement of operations for estimated returns and allowances, including chargebacks by its customers for product recalls, damaged products, markdowns, promotional allowances and rebate programs. The Company estimates returns and allowances based on the Company’s history of returns and allowances. Estimated returns and allowances and ultimate losses may vary from actual results.

COST OF PRODUCTS SOLD—Cost of products sold includes costs for inventory and related valuation adjustments, production and warehouse-related labor and overhead, production-related rent, depreciation and amortization, supplies, repairs and maintenance, inventory reserves, inventory disposals, and freight. Freight costs from vendors to production facilities and warehouses are capitalized within inventory and included in cost of products sold in the accompanying consolidated statement of operations.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES—Selling and marketing expenses consist primarily of sales activities related to the Company’s various distribution channels, including agency commissions, expenses related to the Company’s branding initiatives, media, trade shows, video production, print publications and targeted online advertising through sponsored search, display advertising, email marketing campaigns, and other promotional initiatives. Selling and marketing expenses also consist of payroll and related benefit costs. The Company expenses marketing costs as incurred. Media production costs are expensed the first time the advertisement is aired. Advertising costs included within selling, general and administrative expenses in the accompanying consolidated statement of operations amounted to $10,158 during the year ended December 31, 2017.

The Company charges research and development costs as an expense when incurred. Such costs amounted to $5,067 for the year ended December 31, 2017, and are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The Company’s general and administrative expenses relate primarily to payroll and related benefit costs and stock-based compensation expense for general and administrative personnel, including research and development, accounting and finance, operations, human resources and customer service, as well as professional and consulting fees and other general overhead and facility costs, including insurance, utilities, rent and information technology expenses.

STOCK-BASED COMPENSATION—The Company recognizes stock-based compensation expense based on the grant‐date fair value of units over the applicable service period. The Company uses the Black-Scholes option pricing model to measure the fair value, which requires the input of highly subjective assumptions. Stock-based compensation expense for employee awards which vest based upon continued employment are recognized on a straight-line basis over the requisite service period, which is generally the vesting period, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Stock-based compensation expense for nonemployee awards is based on the then-current fair values of the units at each financial reporting date, based on the Black-Scholes option pricing model. Compensation recorded during each period is adjusted in subsequent periods for changes in the units’ fair value until the units are settled. Such compensation adjustments for changes in fair value are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Key input assumptions used in the Black-Scholes option pricing model to estimate the fair value of the units include the Company’s estimated equity value, the expected unit’s vesting term, the expected volatility over the expected unit’s vesting term, and the risk‐free interest rate over the unit’s vesting term. The Company has determined the fair values of its equity, based in part on the work of third-party valuation specialists, through the use of a discounted cash flow model. The expected term is determined using the contractual life of the unit and the vesting period. The risk-free interest rate is based on the yields in effect at the time of grant of U.S. Treasury securities with maturities similar to the expected term of the units. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards. The Company accounts for forfeitures when they occur.

The determination of stock-based compensation is inherently uncertain and subjective and involves the application of valuation models and assumptions requiring the use of judgment. If the Company had made different assumptions, its stock-based compensation expense and its net loss could have been significantly different.

INCOME TAXES—As discussed above in Note 1, Voyage Holdings, LLC was formed as a holding company for the membership interests of Quest Nutrition, LLC. Voyage Holdings, LLC is organized as limited liability company, and therefore, is not subject to federal taxes as the profits and losses are passed directly to its members. The Company is, however, a taxable entity under certain state jurisdictions, which are not material to the accompanying consolidated financial statements. The Company files a federal income tax return and income tax returns in certain state jurisdictions as required. The Company’s income tax returns are subject to examination by taxing authorities for the periods 2015 through 2017 for federal, state, and local jurisdictions. Quest’s income tax returns are subject to examination by taxing authorities for the periods 2013 through 2017 for federal, state, and local jurisdictions.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. There were no uncertain tax benefits recognized in the accompanying consolidated financial statements. No material increase in uncertain tax benefits is expected to occur within the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS—In March 2019, December 2018, July 2018 and February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-01, No. 2018-20, ASU No. 2018-11, ASU No. 2018-10 and ASU No. 2016-02, Leases (Topic 842), respectively, which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. This new guidance will take effect for fiscal years beginning after December 15, 2019. As originally written, this guidance shall be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes a number of practical expedients that an entity may elect to apply. Early application of this guidance is permitted. In July 2018, the FASB made targeted improvements to the standard, including providing an additional and optional transition method. Under this method, an entity initially applies the standard at the adoption date, including the election of certain transition reliefs, and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles–Goodwill and Other–Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, to help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement (hosting arrangement) by providing guidance for determining when the arrangement includes a software license. This guidance is effective for annual reporting periods beginning after December 15, 2019 and the interim periods there within. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework–Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements. This guidance is effective for fiscal years beginning after December 15, 2019. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation–Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for fiscal years beginning after December 15, 2018 and the interim periods there within. Early application of this guidance is permitted but no earlier than an entity’s adoption of Topic 606. The Company does not currently issue share-based payment awards for acquiring goods and services from nonemployees, but the Company will evaluate the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures in the future if such transactions occur.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements are required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt Accounting Standards Codification (“ASC”) 606, Revenue from Customers with Contracts and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X. The effective date for these entities is the same as the effective date and transition requirements for the amendments for ASU No. 2014-09 (discussed below) and ASU No. 2016-02 (discussed above).

In May 2017, the FASB issued ASU No. 2017-09, Compensation–Stock Compensation (Topic 718): Scope of Modification Accounting, clarifying when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. This guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. This guidance is effective for fiscal years beginning after December 15, 2017. Early application of this guidance is permitted. The Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2016, May 2016, April 2016, March 2016, August 2015 and May 2014, the FASB issued ASUs No. 2016-20, No. 2016-12, No. 2016-10, No. 2016-08, No. 2015-14 and No. 2014-09, Revenue from Customers with Contracts (Topic 606), respectively, to amend the accounting guidance for revenue recognition. This guidance requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance sets forth a new revenue recognition model that requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations, and recognizing the revenue upon satisfaction of performance obligations. The amendments in the ASU can be applied either retrospectively to each prior reporting period presented or on a modified retrospective basis with the cumulative effect of initially applying the update recognized at the date of the initial application along with additional disclosures. These new standards are effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods withing annual periods beginning after December 15, 2019. The Company plans to adopt this ASU on January 1, 2019, on an annual basis, using the modified retrospective method, and does not expect a material impact to the Company’s accompanying consolidated financial statements and related disclosures.

In December 2016, the FASB issued ASU 2016-19, Technical Corrections and Improvements, which cover a variety of Topics in the Accounting Standards Codification (“ASC”). The amendments in this guidance represent changes to clarify, correct errors, or make minor improvements to the ASC. The amendments make the ASC easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. Most of the amendments in this guidance were effective immediately; others were adopted by the Company during the year ended December 31, 2017, and it did not have a material impact on the Company’s accompanying consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance for areas where there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017 and the interim periods there within. Early application of this guidance is permitted. The Company does not expect the adoption of this guidance will have a material impact on the Company’s accompanying consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU added a new impairment model (known as the current expected credit loss (CECL) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses and applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. This guidance is effective for fiscal years beginning after December 31, 2020, including the interim periods there within. The Company is currently evaluating the potential impact of these changes on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to amend the accounting guidance for share-based payment accounting. The areas for simplification in this new guidance involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, the accounting for forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted the guidance for the year ended December 31, 2017, and applied the guidance to the Company’s stock-based compensation granted during the year ended December 31, 2017 (see Note 12).

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which requires all inventory, other than inventory measured at last-in, first-out (“LIFO”) or the retail inventory method, to be measured at the lower of cost and net realizable value. Net realizable value represents the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. The Company adopted the guidance for the year ended December 31, 2017, and it did not have a material impact on the Company’s accompanying consolidated financial statements and related disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following at December 31, 2017:

Accounts receivable	$34,303
Estimated chargebacks and allowances	(9,871)
Allowance for doubtful accounts	(969)

Accounts Receivable, Net	$23,463

Bad debt expense for the year ended December 31, 2017 amounted to $443, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

NOTE 4 – INVENTORY

Inventory consists of the following at December 31, 2017:

Raw materials and packaging materials	$35,166
Work in progress	49
Finished goods	28,724

Inventory	$63,939

NOTE 5 – PROPERTY AND EQUIPMENT - NET

Property and equipment, net, consist of the following at December 31, 2017:

Production machinery and equipment	$46
Furniture, fixtures and equipment	1,043
1,089
Less: accumulated depreciation and amortization	(656)

Property and Equipment, Net	$433

During the year ended December 31, 2017, the Company abandoned certain production machinery and equipment, furniture, fixtures and equipment, and leasehold improvement as part of transition of the production process to co-manufacturers. The Company has recorded related gains and losses on assets disposed of prior to December 31, 2017, in net loss on disposition of property and equipment in the accompanying consolidated statement of operations. For the remaining property and equipment that are not being used, the Company has committed to a plan to sell and are actively marketing the assets and identifying buyers. Assets that have been disposed of subsequent to December 31, 2017 or will be disposed of during 2018 totaled $4,054, and are included in assets held for sale in the accompanying consolidated balance sheet. These assets included in assets held for sale have been written down by the excess of the estimated carrying value over the estimated fair value less costs to sell. As of December 31, 2017, the Company recorded an impairment charge of $23,373, which is included in impairment loss in the accompanying consolidated statement of operations.

Depreciation and amortization expense amounted to $6,095 for the year ended December 31, 2017, with $4,828 included in cost of products sold and $1,267 included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

NOTE 6 – INTERNAL-USE SOFTWARE - NET

Internal-use software, net, consist of the following at December 31, 2017:

Internal-use software costs	$523
Less: accumulated amortization	(259)

Internal-Use Software, Net	$264

During the year ended December 31, 2017, the Company abandoned certain internal-use software that were determined to be unusable, and recorded a related impairment charge of $3,643, which is included in impairment loss in the accompanying consolidated statement of operations.

The total amortization expense for capitalized internal-use software costs for the year ended December 31, 2017 was $28, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. Included in the internal-use software are $258 of costs related to internal-use software that is not yet placed in service.

NOTE 7 – ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2017:

Accrued loss on purchase commitments	$2,338
Accrued payroll and payroll-related costs	4,779
Accrued inventory purchases	4,411
Accrued leasing commitments	2,346
Accrued other	3,389

Accrued Expenses	$17,263

NOTE 8 – INDEBTEDNESS

As part of the transaction described in Note 1, on March 25, 2015, the Company recapitalized the business through the issuance of a senior secured credit facility and extinguished existing indebtedness on the former revolving line of credit and former notes payable with a former lender.

On March 25, 2015, the Company entered into a credit agreement in the total amount of $120,000 with a syndicate of lenders (the “Lenders”). A term loan for $95,000 and a revolving line of credit for $25,000 were issued (the “Credit Agreement”). The Credit Agreement was amended on October 22, 2015, increasing the revolving line of credit to $35,000 and increasing the aggregate credit facility under the Credit Agreement to $130,000. The Credit Agreement allows the Company to borrow additional amounts from the Lenders through standby letters of credit and swing line loans, but the standby letters of credit borrowed reduce the availability of the revolving line of credit. The Credit Agreement has quarterly contractual maturities through March 2020.

On April 29, 2016, the Credit Agreement was further amended to authorize the Company to enter into a note purchase agreement with the Founding Members, whereby the Founding Members agreed to purchase from the Company unsecured subordinated promissory notes (the “Notes”) due in 2020 in the aggregate principal amount of up to $20,000. The Company issued unsecured subordinated notes in the aggregate principal amount of $9,686 to the Founding Members on April 29, 2016, maturing on September 25, 2020. The Notes bore interest at a rate of 10% per annum during the year ended December 31, 2016. This rate decreased to 5% per annum beginning on January 1, 2017. Interest on the Notes is payable quarterly beginning June 30, 2016, and principal payments or prepayments before the maturity date are subject to certain restrictions. For the year ended December 31, 2017, interest expense related to the Notes was $484 and is included in interest expense in the accompanying consolidated statement of operations.

The Company is required to meet certain financial and non-financial covenants in accordance with the terms of the amended Credit Agreement. In addition, the Lenders have been granted a security interest in all assets of the Company. As of December 31, 2017, the Company was in compliance with the financial covenants under the amended Credit Agreement.

LINE OF CREDIT—The line of credit bears a variable rate of interest at the London Interbank Offered Rate (“LIBOR”) monthly floating rate plus 3% (4.35% per annum as of December 31, 2017). The Company is also subject to an unused commitment fee equal to 0.5% based on the aggregate amount of available revolving loan commitments. The outstanding standby letters of credit balance as of December 31, 2017 amounted to $2,352 reducing the available revolving line of credit to $32,648 before outstanding draws. As of December 31, 2017, the Company had an outstanding balance of $30,900 on the revolving line of credit, and the remaining availability is $1,748. For the year ended December 31, 2017, interest expense related to the revolving line of credit was $734, and the unused commitment fee expense related to the revolving line of credit was $93, both of which are recorded in interest expense in the accompanying consolidated statement of operations.

TERM LOAN—The term loan of $95,000 bears a variable rate of interest at the LIBOR monthly floating rate plus 3.5% (4.85% per annum at December 31, 2017). The term loan is payable in equal quarterly installments of principal of $2,112 plus interest, with the remaining balance due on March 25, 2020. The term loan is included in long-term debt in the accompanying consolidated balance sheet and is net of unamortized debt issuance costs of $1,260 as of December 31, 2017. Current portion of unamortized debt issuance costs of $561 is included in current portion of long-term debt and noncurrent portion of unamortized debt issuance cost of $699 is included in long-term debt in the accompanying consolidated balance sheet. Interest expense related to the term loan amounted to $3,437 and expenses for the amortization of deferred financing fees related to the issuance of the credit facility totaled $463 in the year ended December 31, 2017.

Scheduled maturities of the term loan for each of the years succeeding December 31, 2017, are as follows:

Years Ending December 31,	Amount
2018	$8,448
2019	8,448
2020	51,985

Total Term Loan	$68,881

NOTE 9 – MANDATORILY REDEEMABLE PREFERRED UNITS

In regard to the 133,333 Class A Preferred Units that were sold to VMG on March 25, 2015, the Company is obligated to make a payment on the date that is 30 days following the 5th anniversary of the sale (the “VMG Exit Payment”). Under certain conditions, the Company may defer a portion of the VMG Exit Payment. The Company does not expect to meet those conditions; therefore, the payment is due in April 2020. If the Company defaults on the VMG Exit Payment, Class C Common Unit members receive certain additional Class C Common Units and interest accrues thereon.

The Company has accounted for this obligation associated with the Class A Preferred Units as a liability measured at fair value at inception in 2015 and each period thereafter through the accompanying consolidated balance sheet in accordance with accounting guidance for distinguishing liabilities from equity. This liability will be accreted to the redemption amount, with any accretion amounts being charged to interest expense within the accompanying consolidated statement of operations. The Company has not separately bifurcated or accounted for the deferral or default features related to the VMG Exit Payment within the accompanying consolidated balance sheet.

This payment is equal to three times (3.0x) the aggregate amount of capital contributions made with respect to the Class A Preferred Units, minus the sum of all prior distributions made with respect to the Class A Preferred Units (other than tax distributions), plus any tax distributions that the holder of the Class A Preferred Units is owed with respect to net taxable income allocated to the Class A Preferred Units for any period prior to the date that the VMG Exit Payment is actually paid. Upon full payment of the VMG Exit Payment, the Class A Preferred Units and Class C Common Units purchased by VMG from the Founding Members pursuant to the sale shall be cancelled, and the holders shall have no further rights to distributions and shall no longer be members of the Company.

The mandatorily redeemable financial instrument was initially recorded on March 31, 2015, as a liability, for $150,000. As of December 31, 2017, the liability associated with the Class A Preferred Units increased to $271,772. For the year ended December 31, 2017, interest expense related to mandatorily redeemable preferred units was $52,822. If the Company were to settle the liability as of December 31, 2017, the Company will have to pay VMG the full

(3.0x) payment of $449,999. A change in the fair value of the Class A Preferred Units has no impact on the settlement price of this instrument.

NOTE 10 – OBLIGATIONS UNDER CAPITAL LEASE

The Company leases certain equipment under capital lease obligations. The capital lease obligations have been recorded at the present value of the future minimum lease payments. At December 31, 2017, the carrying amount and accumulated depreciation of the leased production machinery and equipment were $242 and $61, respectively. Depreciation expense on assets recorded under capital lease was $337 for the year ended December 31, 2017.

Annual future minimum obligations under the capital leases as of December 31, 2017, are as follows:

Years Ending December 31,	Amount
2018	$107
2019	89
2020	22
Total minimum lease payments	218
Less: amount representing interest	(13)
Present value of obligations under capital lease	205
Less: current portion	(98)

Long-Term Obligations Under Capital Lease	$107

Interest expense on capital lease obligations amounted to $32 for the year ended December 31, 2017, and is included in interest expense in the accompanying consolidated statement of operations.

NOTE 11 – LESSOR ARRANGEMENTS

The Company sub-leases certain leased real estate to a third party under a non-cancelable operating lease. The Company recorded rental income of $1,293 and rental expense of $1,074 for the year ended December 31, 2017, both of which are included in other income, net, in the accompanying consolidated statement of operations. The Company has future minimum lease receivables from the lessee of $526 through May 31, 2018. Future minimum lease receivables include executory costs, such as insurance maintenance or taxes. The Company has not deducted operating lease commitments related to this same sub-leased property of $519 from its total commitments listed in Note 13.

NOTE 12 – STOCK-BASED COMPENSATION

On May 30, 2017, the Company’s limited liability company agreement was amended to authorize the grant of 16,600,000 Class M Common Units of the limited liability company. Certain Quest Employees, as defined in the agreement are eligible to be granted units, which are intended to qualify and shall be treated as profit interests. Thus, no capital contributions are necessary. The Company believes that such unit grants align the interest of its employees with those of its shareholders. Generally, the granted units vest in equal installments on each of the five-year anniversaries following either the date of hire, the date of grant or another specified date, which is identified in each grant agreement. The granted units provide for accelerated vesting if there is a Sale Transaction as defined in the agreement.

During the year ended December 31, 2017, the Company recorded stock-based compensation expense related to units granted in the amount of $1,453, of which $904 relates to current employees and $549 relates to non-employees. Stock-based compensation expense is recognized in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The following table summarizes the granted unit activity for the year ended December 31, 2017:

Class M Common Units

Granted	10,580,000
Vested	(466,000)
Forfeited	(310,000)

Non-vested—December 31, 2017	9,804,000

For the year ended December 31, 2017, the weighted average grant-date fair value of each granted, vested and forfeited unit was $1.18.

As of December 31, 2017, total unrecognized stock‐based compensation cost related to unvested units granted was approximately $10,642, which is expected to be recognized over a weighted average period of 4.3 years.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

LEASES—The Company has operating leases for its warehouses, corporate office spaces, and certain equipment, some of which contain free rent periods and escalation clauses. Rent expense is recorded on a straight-line basis over the lease term with the difference between the rent paid and the straight-line rent expense recorded as a deferred rent liability.

During November 2017, the Company entered into a new office facility lease for its headquarters. The lease term is 131 months, which will commence on June 1, 2018, and contains free rent periods, escalation clauses and tenant improvement allowances.

As of December 31, 2017, the future minimum rental payments under noncancelable leases are as follows, including the new office facility:

Years Ending December 31,	Amount
2018	$3,058
2019	1,168
2020	1,998
2021	2,042
2022	2,099
Thereafter	14,842

Total	$25,207

Rent expense for the year ended December 31, 2017, amounted to $5,162, of which $3,117 is included in cost of products sold and $2,045 is included in selling, general and administrative expenses in the accompanying consolidated statement of operations, respectively.

PURCHASE COMMITMENTS—As of December 31, 2016, the Company had a contractual commitment of $40,473 for a raw material used in the production of protein bars that required minimum purchases through February 2018. The Company performed an analysis of the contract identifying that the minimum purchase requirements under the terms of the agreement were in excess of the expected use of this ingredient in production. This analysis considered a variety of factors including expected sales volumes, expected use of the ingredient within production, the underlying useful life of the ingredient as well as the anticipated cannibalization from the Company's other new products on the expected sales of the products that use this ingredient. As of December 31, 2016, the Company has no alternative use for the excess raw material and therefore had recorded a contractual loss liability for $18,301.

During December 2017, the Company renegotiated and amended the agreement to change the delivery dates of raw materials to align with the Company’s production schedule. As of December 31, 2017, the required minimum purchases amounted to $14,237 through April 2019. The Company performed a similar analysis as compared to the analysis in 2016, and based on the amendment determined that the contractual loss liability for future raw material deliveries was no longer necessary. Therefore, the Company reversed the contractual loss liability of $18,301, and the resulting gain is included in cost of products sold in the accompanying consolidated statement of operations for the year ended December 31, 2017.

As of December 31, 2017, the Company has estimated and recorded additional purchase commitments related to the purchase of inventory and packaging that are considered nonrecoverable. The total amount is $2,338, and is included in accrued expenses in the accompanying consolidated balance sheet (see Note 7).

DERIVATIVE—Quest entered into a loan agreement dated June 6, 2012 by and between the Company and Montage Capital II L.P. (“Montage”), as amended on August 11, 2014, March 24, 2015, and September 25, 2017 (as amended, the “Montage Credit Agreement”). Under the Montage Credit Agreement, the Company is obligated to pay Montage a cash fee (“Success Fee”) equal to a defined percentage (“Success Percentage”) of the proceeds received by the members of the Company raised in connection with a Liquidity Event (as defined in the Montage Credit Agreement).

During 2015, the Company executed a partial Liquidity Event upon sale of minority interest of units in the Company, which resulted in the cash payment of $2,775 to Montage. This cash payment represented a partial Liquidity Event and reduced the Success Percentage.

The settlement of the Success Fee meets the definition of a derivative recognized at fair value and was remeasured subsequent to initial recognition at fair value. The fair value of the derivative value was determined based on the Success Percentage of the equity value of the Company. The equity value of the Company was determined using a discounted cash flow analysis. Significant assumptions made in the analysis included estimates of revenue growth, operating margin, and the selected discount rate. Based on these assumptions, the fair value of the derivative was $7,200 as of December 31, 2017, and is included in the accompanying consolidated balance sheet. The change in fair value resulted in a gain of $4,023 for the year ended December 31, 2017, which is included in the accompanying consolidated statement of operations, and is classified as a non-cash change in derivative value under operating activities in the accompanying consolidated statement of cash flows.

There are no other loans, obligations or commitments outstanding related to the Montage Credit Agreement as of December 31, 2017.

LITIGATION—From time to time the Company is involved in legal actions arising from its normal operations and is presented with claims for damages arising out of its actions. Except for the matter described below, the Company cannot predict the ultimate outcome, or reasonably estimate the probability or the range of loss, if any. If legal actions are not resolved in the Company’s favor, losses arising from the results of litigation or settlements, as well as ongoing defense costs, could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

On or around June 16, 2015, a putative class action case was filed in the Superior Court of California, County of Los Angeles alleging wage and hour violations, including, but not limited to, claims related to meal and rest period violations. The Company settled the putative class action case and is awaiting court approval on a preliminary settlement amount of $1,200. The preliminary settlement amount is included in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2017.

NOTE 14 – EMPLOYEE BENEFIT PLAN

The Company sponsors an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), whereby participants may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code (the “Plan”). Subsequent to December 31, 2017, the Plan was amended to allow for employer matching contributions. There were no employer matching contributions during the year ended December 31, 2017.

NOTE 15 – TRANSACTIONS WITH RELATED PARTIES

The minority interest holder in the Company charges the Company an annual management fee of $250, which is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Certain members of management serve as directors of a foundation, a Delaware non-stock corporation and Internal Revenue Code section 501(c)(3) tax-exempt non-profit organization, which was formed in December 2015, whose principal activity is metabolic studies. The Company expensed $1,333 that was paid to the foundation during the year ended December 31, 2017, related to research and development expenses, and such amounts are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The Company issued unsecured subordinated notes in the amount of $9,686 to the Founding Members on April 29, 2016 (see Note 8).

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 28, 2019, the date the consolidated financial statements were available to be issued.

During 2018, the Company made a voluntary change to its accounting policy for inventory cost basis, effective January 1, 2018. Under the previous accounting policy, inventory items were recorded on a moving-average cost basis. Historically, the Company was a manufacturer of its finished products. At the end of 2017, the Company stopped manufacturing, and moved to utilizing outside co-manufacturers for the manufacture of its finished products. These co-manufacturers became fully turnkey in early 2018. Based on these manufacturing changes, the Company determined that a change from a moving-average cost basis to a standard cost basis for recording inventory items is preferable because it provides more current information to the users of the consolidated financial statements. The effect of this change in accounting policy amounted to $2,858. In accordance with applicable accounting guidance, a change in accounting cost basis is treated as a change in accounting principle and requires retrospective application. The Company determined that it is impracticable to apply the effects of the change in accounting cost basis to periods prior to January 1, 2018; therefore, the effect of this change in accounting policy has been included in cost of products sold in the consolidated statement of operations for the year ended December 31, 2018.

During 2018, the Company settled the putative class action case, referenced above in Note 13, and made a settlement payment in the amount of $1,238.

During March 2018, the Company incorporated a wholly owned subsidiary, Quest Nutrition Limited, in London, England.

During May 2018, the Company entered into a new warehouse facility lease for a distribution center. The lease commenced on September 6, 2018; the lease term is 79 months; and contains free rent periods and escalation clauses. Future total minimum rental payments related to the new warehouse facility amount to $5,349.

On August 21, 2019, Atkins Nutritionals, Inc. entered into a Stock and Unit Purchase Agreement with the Company along with VMG Quest Blocker, Inc., a Delaware corporation and related party of the Company. Atkins Nutritionals, Inc. is a wholly owned subsidiary of The Simply Good Foods Company. Pursuant to the Stock and Unit Purchase Agreement, The Simply Good Foods Company will acquire Quest Nutrition, LLC at the closing of the transactions contemplated thereby via Atkins Nutritionals, Inc.’s acquisition of 100% of the equity interests of each of Voyage Holdings, LLC and VMG Quest Blocker, Inc. for a cash purchase price of $1,000,000, which is expected to close before the end of fiscal 2019. The proceeds of which will be used, in part, to fund the VMG Exit Payment and the outstanding debt.

******

Voyage Holdings, LLC and Subsidiary Consolidated Financial Statements as of and for the Year Ended December 31, 2016

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2016:

Page

Consolidated Balance Sheet	57
Consolidated Statement of Operations	58
Consolidated Statement of Members’ Deficit	59
Consolidated Statement of Cash Flows	60-61
Notes to Consolidated Financial Statements	62-81

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2016
(In thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,064
Accounts receivable, net	16,894
Inventory	52,037
Prepaid expenses and other current assets	3,614

Total current assets	80,609

PROPERTY AND EQUIPMENT—NET	44,473

INTERNAL-USE SOFTWARE—NET	3,217

OTHER ASSETS	756

TOTAL ASSETS	$129,055

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$19,969
Accrued expenses	7,189
Line of credit	9,000
Current portion of long-term debt	8,091
Other current liabilities	1,360

Total current liabilities	45,609

LONG-TERM DEBT—Net of current portion	68,060
PURCHASE COMMITMENTS	18,301
DERIVATIVE	11,223
SUBORDINATED DEBT	9,686
MANDATORILY REDEEMABLE PREFERRED UNITS	218,950
DEFERRED RENT AND TENANT IMPROVEMENT ALLOWANCE—Net of current portion	1,184
OBLIGATIONS UNDER CAPITAL LEASES—Net of current portion	308

COMMITMENTS AND CONTINGENCIES (Note 12)

MEMBERS' DEFICIT	(244,266)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$129,055

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands)

REVENUE—NET	$350,795

COST OF PRODUCTS SOLD (includes insurance claim recovery of $4,810 – see Note 2)	276,979

GROSS MARGIN	73,816

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	62,465

OPERATING INCOME	11,351

OTHER EXPENSE	14

DERIVATIVE VALUATION LOSS	11,223

INTEREST EXPENSE	5,389

INTEREST EXPENSE RELATED TO MANDATORILY REDEEMABLE PREFERRED UNITS	42,555

LOSS BEFORE INCOME TAXES	(47,830)

TAX EXPENSE	127

NET LOSS	$(47,957)

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands)

BALANCE—January 1, 2016	$(186,584)

Distributions	(9,725)

Net loss	(47,957)

BALANCE—December 31, 2016	$(244,266)

See notes to consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,957)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,091
Loss on disposition on property and equipment	299
Derivative valuation loss	11,223
Purchase commitment loss	18,301
Accretion of mandatorily reedemable preferred units	42,555
Changes in operating assets and liabilities:
Accounts receivable	(2,394)
Inventory	14,521
Prepaid expenses, other current assets and other assets	3,412
Accounts payable	(2,582)
Accrued expenses	499
Deferred rent	(283)
Other current liabilities	(3,188)

Net cash provided by operating activities	41,497

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the acquisition of property and equipment	(5,697)
Payments for the acquisition of internal-use software	(2,121)
Proceeds from sales of property and equipment	440

Net cash used in investing activities	(7,378)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from subordinate debt	9,686
Payments on term loan	(8,447)
Borrowings under line of credit	11,000
Payments under line of credit	(26,000)
Change in book overdraft	(2,288)
Payments of capital lease obligations	(350)
Distributions paid	(9,725)

Net cash used in financing activities	(26,124)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,995

CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	69

CASH AND CASH EQUIVALENTS—END OF YEAR	$8,064

(Continued)

VOYAGE HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$4,993

Cash paid during the year for income taxes	$127

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:

Acquisition of equipment under capital lease obligations	$183

Application of deposits on property and equipment upon acquisition of property and equipment	$2,760

Acquisition of software through accounts payable and accrued expenses	$231

See notes to consolidated financial statements.	(Concluded)

VOYAGE HOLDINGS, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2016
(Dollars in thousands)

NOTE 1 – DESCRIPTION OF BUSINESS

FORMATION OF BUSINESS—Voyage Holdings, LLC (the “Company”) was organized and established as a limited liability company on March 19, 2015, in the state of Delaware to effectuate a minority interest sale (“Transaction”) in Voyage Holdings, LLC to a private equity firm on March 24, 2015. Voyage Holdings, LLC has five ownership groups: one member (288,889 units, or 33.3%, of Class B Preferred Units), another member (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units), various trusts (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units) (collectively, the “Founding Members”) and VMG Voyage Holdings, LLC (“VMG”) (133,333 units, or 100%, of Class A Preferred Units and 133,333 units, or 18.8%, of Class C Common Units, and Voyage Employee Holdings, LLC (111,111 units, or 100% of Class M Common units). Aside from the Class M Common Units, which are not entitled to vote, the holders of Class A Preferred Units, Class B Preferred Units (except Class B Preferred Units held by one member) and Class C Common Units shall be entitled to vote together as a single class.
Quest Nutrition, LLC (“Quest”) is a wholly owned subsidiary of Voyage Holdings, LLC. Distributions are made from the Company to its Founding Members, VMG Voyage Holdings, LLC and Voyage Employee Holdings, LLC for the payment of income taxes and other approved distributions, funded from the Company’s wholly owned and consolidated operating company, Quest Nutrition, LLC.
In connection with the Transaction, the Company refinanced the business through the issuance of a senior secured credit facility (see Note 8) to pay certain member distributions, extinguish existing indebtedness, and to provide additional operational financing to support Quest Nutrition, LLC’s working capital needs.
BUSINESS ACTIVITY—The Company manufactures and distributes a variety of protein-based food products in the United States and worldwide. Sales to international customers represented 10% of the Company’s net sales for the year ended December 31, 2016.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION—The accompanying consolidated financial statements of the Company include the consolidated financial position and results of operations of the Company and its wholly owned and controlled subsidiary. All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

LIQUIDITY AND GOING CONCERN—The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date these financials are issued, the Company has cumulative net losses to date and significant negative working capital. As fully described below in Note 9, the Company is obligated to pay an exit payment to VMG of approximately $449,999 in April 2020. Further, as described in Note 8, an additional balloon payment related to the term loan is due in March 2020. As a result, there is a substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s plans include using the proceeds, in part, of the sale of its equity to fund the exit payment and term loan. As described in Note 15, the Company entered into a Stock and Unit Purchase Agreement to sell 100% of its equity interest for a cash purchase price of $1,000,000. Although management believes such plans should provide the Company sufficient financing to meet its needs, successful completion of such plans is dependent on factors outside of the Company’s control. As such, management cannot conclude that such plans will be effectively implemented within one year after the date that the financial statements are issued. As a result, management has concluded that the aforementioned conditions, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

Failure to obtain additional funding would result in cash flows to be insufficient to fund the Company’s obligations and continue to raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements for the year ended December 31, 2016 do not include any adjustments related to the recoverability and classification of assets, or the amounts and classification of liabilities, or any adjustments that may result from uncertainty related to the Company's ability to continue as a going concern.

USE OF ESTIMATES—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s estimates, which are subject to varying degrees of judgment, include the allowances for doubtful accounts, chargebacks and allowances, valuation of inventories, useful lives associated with long-lived assets, valuation of derivative liabilities, determination of fair values of certain financial instruments for which there is no active market and accrued purchase commitments. On an ongoing basis, the Company evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities. In addition, the Company regularly engages the assistance of valuation specialists in concluding on fair value measurements in connection with the valuation of derivative liabilities.

CONCENTRATIONS—At each reporting period, the Company reevaluates each customer’s ability to satisfy credit obligations and maintains an allowance for doubtful accounts based on the evaluations. One customer comprised approximately 12% of the Company’s net revenue for the year ended December 31, 2016. This customer represents approximately 5% of accounts receivable, net, as of December 31, 2016.

For the year ended December 31, 2016, eleven suppliers represented approximately 86% of the Company’s aggregate purchases, with three suppliers individually representing approximately 24%, 17%, and 10% of aggregate purchases.

All of the Company’s long-lived assets are located in the United States of America.

CASH AND CASH EQUIVALENTS—Cash includes cash on hand and demand deposits. The majority of payments due from financial institutions for the settlement of credit card and debit card transactions are processed within two business days and are therefore classified as cash and cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed the amounts insured by US government agencies. The Company has not experienced any losses on its deposits of cash during the year ended December 31, 2016.

ALLOWANCE FOR DOUBTFUL ACCOUNTS, CHARGEBACKS, AND ALLOWANCES—The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company determines the adequacy of this allowance by regularly reviewing the composition of its aged accounts receivable and evaluating individual customer receivables, considering the customer’s financial condition, the customer’s credit history, current economic conditions, and other known factors. Additionally, the Company records allowances for estimated returns and chargebacks by its customers for product recalls, damaged products, markdowns, and promotional allowances. Chargebacks and allowances in excess of individual customer accounts receivable balances are classified as accrued customer credits in accounts payable.

INVENTORY—Inventory consists of raw materials, work-in-progress, and finished products and is valued at the lower of cost (moving average) or market. Raw materials include the cost of raw materials and freight. Finished products are equal to the cost of raw materials plus direct labor salaries and related employee benefits and taxes, allocation of indirect labor salaries and related employee benefits and taxes, rent, insurance, depreciation on production equipment, repairs, maintenance, and supplies. The Company provides for estimated losses from obsolete or slow-moving inventories and writes down the cost of inventory at the time such determinations are made to its estimated net realizable value. Reserves are estimated based upon inventory on hand, historical sales activity, disposition strategies, and the expected net realizable value.

PREPAID EXPENSES AND OTHER CURRENT ASSETS—Prepaid expenses and other current assets include the prepayment of various operating expenses, such as rent, insurance, and property taxes, which are expensed when the operating cost is realized. Additionally, prepaid expenses include deposits for inventory purchases for raw materials, which totaled $721 as of December 31, 2016.

PROPERTY AND EQUIPMENT—Property and equipment, including certain equipment under capital lease agreements, are valued at cost, net of accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the assets’ estimated useful life or lease term. When property and equipment are retired, sold, or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations. When property and equipment have been identified to be sold, but have not yet been sold, the property and equipment are classified as held for sale, and recorded at their respective expected fair values less costs to sell, based on anticipated transaction amounts. If the expected fair values are less than the respective carrying values, an impairment charge is recorded in accordance with in the Company’s accounting policies for Impairment of Long-Lived Assets.

The estimated useful lives of the assets are as follows:

Production machinery and equipment    3 - 10 years
Leasehold improvements    Shorter of the life of lease or useful life
Furniture, fixtures, and equipment    3 - 10 years

Repairs and maintenance are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized and depreciated in accordance with the policies above.

INTERNAL-USE SOFTWARE—Software consists of costs incurred for the development and implementation of internal-use software. Costs incurred related to software design and application development are capitalized and amortized over an estimated useful life of two to three years. Costs incurred related to ongoing maintenance, training, and post-implementation activities are expensed as incurred (see Note 6).

IMPAIRMENT OF LONG-LIVED ASSETS—The Company assesses the carrying value of its long-lived assets, consisting primarily of property and equipment and internal-use software, when there is evidence that events or changes in circumstances indicate that the carrying value of an asset or group of assets may not be recoverable. Such events or changes in circumstances may include a significant decrease in the market price of a long-lived asset, a significant change in the extent or manner in which an asset is used, a significant change in legal factors or in the business climate, a significant deterioration in the amount of revenue or cash flows expected to be generated from a group of assets, a current expectation that, more likely than not a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, or any other significant adverse change that would indicate that the carrying value of an asset or group of assets may not be recoverable. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable and the expected undiscounted future cash flows attributable to the asset group are less than the carrying amount of the asset group, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. No impairments were identified in the year ended December 31, 2016.

LEASES—The Company recognizes rent expense related to its noncancelable operating leases on a straight-line basis over the original contractual term, including the date of physical possession and any renewal periods if the probability of renewal is reasonably assured, as determined by management. Rent expense includes free rent, rent escalations, concessions, and tenant allowances. The difference between the cumulative expense recognized and the payments made is recognized as deferred rent and is included in deferred rent and tenant improvement allowance in the accompanying consolidated balance sheet as of December 31, 2016. Allowances received from landlords for leasehold improvements are also recorded as deferred rent, and are amortized using the straight-line method over the lease term as an offset to rent expense.

CAPITAL LEASES—Leases are classified as capital leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee (see Note 10). All other leases are classified as operating leases (see Note 12). Assets acquired and held under capital leases are recognized as assets of the Company at their fair value at the date of acquisition. The corresponding current and long-term liabilities are included in the accompanying consolidated balance sheet as other current liabilities and obligations under capital leases, respectively. Interest costs, which represent the difference between the total leasing commitments and the fair value of the assets acquired, are charged to operations over the term of the relevant lease.

UNEARNED REVENUE—Unearned revenue relates to deposits received primarily from international customers for sales orders that have not been shipped as of the balance sheet date. These amounts are recognized as revenue when the related sales orders are shipped. Unearned revenue of $470 is included in other current liabilities in the accompanying consolidated balance sheet as of December 31, 2016.

FAIR VALUE MEASUREMENTS—Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses the following hierarchy in measuring the fair value of the Company’s assets and liabilities, focusing on the most observable inputs when available:

Level 1 -	Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 -
Observable inputs other than quoted prices included with Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

FAIR VALUE METHODS—The carrying amounts of the Company’s cash, cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The carrying amount of the term loan (see Note 8) and line of credit approximates fair value as the contractual interest rates are based on variable market rates, which are comparable to rates of returns for instruments of similar credit risk. The fair value of the subordinated notes (see Note 8) from related parties is not readily determinable by virtue of the nature of the related parties’ relationship with the Company. The fair value of the derivative (see Note 12) is determined at the end of each reporting period based on Level 3 inputs in the fair value hierarchy. The Company has accounted for the obligation associated with the Class A Preferred Units as a liability (see Note 9) measured at fair value on the accompanying consolidated balance sheet (mandatorily redeemable preferred units). There were no transfers between any of the levels of the fair value hierarchy.

Certain assets, including long-lived assets and internal-use software, are also subject to measurement at fair value on a non-recurring basis if they are deemed to be impaired as a result of an impairment review.

REVENUE RECOGNITION—Based on an existing arrangement, the Company recognizes revenue at the time merchandise is delivered to its customers or when merchandise is shipped based on the terms of the arrangement with customers; the prices are fixed and determinable; payments are reasonably assured; and no further performance obligation exists. Shipping and handling charges billed to customers are included in net sales, with the related costs included in cost of products sold. Taxes collected from customers are accounted for on a net basis and are excluded from revenue.

The Company records reductions to revenue in the accompanying consolidated statement of operations for estimated returns and allowances, including chargebacks by its customers for product recalls, damaged products, markdowns, promotional allowances and rebate programs. The Company estimates returns and allowances based on the Company’s history of returns and allowances. Estimated returns and allowances and ultimate losses may vary from actual results.

COST OF PRODUCTS SOLD—Cost of products sold includes costs for inventory and related valuation adjustments, production and warehouse-related labor and overhead, production-related rent, depreciation and amortization, supplies, repairs and maintenance, inventory reserves, inventory disposals, and freight. Freight costs from vendors to production facilities and warehouses are capitalized within inventory and included in cost of products sold in the accompanying consolidated statement of operations. In addition, for the year ended December 31, 2016, cost of products sold is offset by insurance claim recovery received totaling $4,810 related to business interruption and equipment breakdown that occurred during the year ended December 31, 2015. The Company was made aware of quality concerns resulting in delayed shipments, loss of revenue, and raw and finished product disposal. The Company filed business interruption claims and recovered net insurance proceeds of $4,810 during the year ended December 31, 2016.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES—Selling and marketing expenses consist primarily of sales activities related to the Company’s various distribution channels, including agency commissions, expenses related to the Company’s branding initiatives, media, trade shows, video production, print publications and targeted online advertising through sponsored search, display advertising, email marketing campaigns, and other promotional initiatives. Selling and marketing expenses also consist of payroll and related benefit costs. The Company expenses marketing costs as incurred. Media production costs are expensed the first time the advertisement is aired. Advertising costs included within selling, general and administrative expenses in the accompanying consolidated statement of operations amounted to $10,741 during the year ended December 31, 2016.

The Company charges research and development costs as an expense when incurred. Such costs amounted to $5,517 for the year ended December 31, 2016, and are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The Company’s general and administrative expenses relate primarily to payroll and related benefit costs for general and administrative personnel, including research and development, accounting and finance, operations, human resources and customer service, as well as professional and consulting fees and other general overhead and facility costs, including insurance, utilities, rent and information technology expenses.

INCOME TAXES—As discussed above in Note 1, Voyage Holdings, LLC, was formed as a holding company for the membership interests of Quest Nutrition, LLC. Voyage Holdings, LLC is organized as limited liability company, and therefore, is not subject to federal taxes as the profits and losses are passed directly to its members. The Company is, however, a taxable entity under certain state jurisdictions, which are not material to the accompanying consolidated financial statements. The Company files a federal income tax return and income tax returns in certain state jurisdictions as required. The Company’s income tax returns are subject to examination by taxing authorities for the periods 2015 through 2016 for federal, state, and local jurisdictions. Quest’s income tax returns are subject to examination by taxing authorities for the periods 2013 through 2016 for federal, state, and local jurisdictions.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses. There were no uncertain tax benefits recognized in the accompanying consolidated financial statements. No material increase in uncertain tax benefits is expected to occur within the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS —In March 2019, December 2018, July 2018 and February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-01, No. 2018-20, ASU No. 2018-11, ASU

No. 2018-10 and ASU No. 2016-02, Leases (Topic 842), respectively, which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. This new guidance will take effect for fiscal years beginning after December 15, 2019. As originally written, this guidance shall be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes a number of practical expedients that an entity may elect to apply. Early application of this guidance is permitted. In July 2018, the FASB made targeted improvements to the standard, including providing an additional and optional transition method. Under this method, an entity initially applies the standard at the adoption date, including the election of certain transition reliefs, and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles–Goodwill and Other–Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, to help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement (hosting arrangement) by providing guidance for determining when the arrangement includes a software license. This guidance is effective for annual reporting periods beginning after December 15, 2019 and the interim periods there within. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework–Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements. This guidance is effective for fiscal years beginning after December 15, 2019. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s disclosures.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements are required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt Accounting Standards Codification (“ASC”) 606, Revenue from Customers with Contracts and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X. The effective date for these entities is the same as the effective date and transition requirements for the amendments for ASU No. 2014-09 (discussed below) and ASU No. 2016-02 (discussed above).

In December 2016, May 2016, April 2016, March 2016, August 2015 and May 2014, the FASB issued ASUs No. 2016-20, No. 2016-12, No. 2016-10, No. 2016-08, No. 2015-14 and No. 2014-09, Revenue from Customers with Contracts (Topic 606), respectively, to amend the accounting guidance for revenue recognition. This guidance requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance sets forth a new revenue recognition model that requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations, and recognizing the revenue upon satisfaction of performance obligations. The amendments in the ASU can be applied either retrospectively to each prior reporting period presented or on a modified retrospective basis with the cumulative effect of initially applying the update recognized at the date of the initial application along with additional disclosures. These new standards are effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company plans to adopt this ASU on January 1, 2019, on an annual basis using the modified retrospective method, and does not expect a material impact to the Company’s consolidated financial statements and related disclosures.

In December 2016, the FASB issued ASU 2016-19, Technical Corrections and Improvements, which cover a variety of Topics in the Accounting Standards Codification (“ASC”). The amendments in this guidance represent changes to clarify, correct errors, or make minor improvements to the ASC. The amendments make the ASC easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. Most of the amendments in this guidance were effective immediately, and did not have a material impact on the Company’s accompanying consolidated financial statements and disclosures. Other amendments in this guidance are effective for annual reporting periods beginning after December 31, 2017, and the Company does not expect a material impact on the Company’s consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance for areas where there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017 and the interim periods there within. Early application of this guidance is permitted. The Company does not expect the adoption of this guidance will have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU added a new impairment model (known as the current expected credit loss (CECL) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses and applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. This guidance is effective for fiscal years beginning after December 31, 2020, including the interim periods there within. The Company is currently evaluating the potential impact of these changes on the consolidated financial statements and related disclosures.

Effective January 1, 2016, the Company adopted the guidance issued in ASU No. 2015-03, Interest – Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs to simplify the presentation of debt issuance costs. This standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of the adoption of this guidance, debt issuance costs as of December 31, 2016, were included as a direct deduction from the debt in the accompanying consolidated balance sheet.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which will require an entity to measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The guidance is effective for fiscal years beginning after December 15, 2016. The Company does not expect the adoption of this guidance will have a material impact on the Company’s consolidated financial statements and related disclosures.

Effective January 1, 2016, the Company adopted the guidance issued in ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires an entity’s management to assess, for each annual and interim period, whether there is substantial doubt about the entity’s ability to continue as a going concern within one year of the financial statement issuance date. The definition of substantial doubt within the new standard incorporates a likelihood threshold of “probable” similar to the use of that term under current GAAP for loss contingencies. Certain disclosures will be required if conditions give rise to substantial doubt. The Company has evaluated the impact of adopting ASU No. 2014-15 on its financial statements and related disclosures (see Note 2 Liquidity and Going Concern).

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following at December 31, 2016:

Accounts receivable	$20,084
Estimated chargebacks and allowances	(2,985)
Allowance for doubtful accounts	(205)

Accounts Receivable, Net	$16,894

NOTE 4 – INVENTORY

Inventory consists of the following at December 31, 2016:

Raw materials and packaging materials	$35,934
Work in progress	2,002
Finished goods	14,101

Inventory	$52,037

NOTE 5 – PROPERTY AND EQUIPMENT - NET

Property and equipment, net, consist of the following at December 31, 2016:

Production machinery and equipment	$44,557
Furniture, fixtures, and equipment	5,053
Leasehold improvement	7,194
56,804
Less: accumulated depreciation and amortization	(12,331)

Property and Equipment, Net	$44,473

Depreciation expense amounted to $6,814 for the year ended December 31, 2016, with $5,471 included in cost of products sold, and $1,343 included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

NOTE 6 – INTERNAL-USE SOFTWARE - NET

Internal-use software, net, consist of the following at December 31, 2016:

Internal-use software costs	$3,501
Less: accumulated amortization	(284)

Internal-Use Software, Net	$3,217

The total amortization expense for capitalized internal-use software costs for the year ended December 31, 2016, was $95, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. Included in the internal-use software are $3,173 costs related to internal-use software that is not yet placed in service.

NOTE 7 – ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2016:

Accrued purchase commitments	$590
Accrued payroll and vacation	2,390
Accrued insurance	1,886
Accrued commission	998
Accrued other	1,325

Accrued Expenses	$7,189

NOTE 8 – INDEBTEDNESS

As part of the transaction described in Note 1, on March 25, 2015, the Company recapitalized the business through the issuance of a senior secured credit facility and extinguished existing indebtedness on the former revolving line of credit and former notes payable with a former lender.

On March 25, 2015, the Company entered into the Credit Agreement in the total amount of $120,000 with a syndicate of lenders (the “Lenders”). A term loan for $95,000 and a revolving line of credit for $25,000 were issued (the “Credit Agreement”). The Credit Agreement was amended on October 22, 2015, increasing the revolving line of credit to $35,000 and increasing the aggregate credit facility under the Credit Agreement to $130,000. The Credit Agreement allows the Company to borrow additional amounts from the Lenders through standby letters of credit and swing line loans, but the standby letters of credit borrowed reduce the availability of the revolving line of credit. The Credit Agreement has quarterly contractual maturities through March 2020.

On April 29, 2016, the Credit Agreement was further amended to authorize the Company to enter into a note purchase agreement with the Founding Members, whereby the Founding Members agreed to purchase from the Company unsecured subordinated promissory notes (the “Notes”) due in 2020 in the aggregate principal amount of up to $20,000. The Company issued unsecured subordinated notes in the aggregate principal amount of $9,686 to the Founding Members on April 29, 2016, maturing on September 25, 2020. The Notes bore interest at a rate of 10% per annum during the year ended December 31, 2016. This rate decreases to 5% per annum beginning on January 1, 2017. Interest on the Notes is payable quarterly beginning June 30, 2016, and principal payments or prepayments before the maturity date are subject to certain restrictions. For the year ended December 31, 2016, interest expense related to the Notes was $719 and is included in interest expense in the accompanying consolidated statement of operations.

The Company is required to meet certain financial and non-financial covenants in accordance with the terms of the amended Credit Agreement. In addition, the Lenders have been granted a security interest in all assets of the Company. As of December 31, 2016, the Company was not in compliance with certain financial covenants under the Credit Agreement.

During May and August of 2017, amendments to the Credit Agreement were executed to modify definitions of certain financial covenants. These amendments did not change the covenants retrospectively, and thus the violated covenants remained uncured as of December 31, 2016, however as of the date of issuance of these financial statements the debt is no longer callable and has been classified as current and long term debt in accordance with the Company’s repayment schedule.

LINE OF CREDIT—The line of credit bears a variable rate of interest at the London Interbank Offered Rate (“LIBOR”) monthly floating rate plus 3% (3.57% per annum as of December 31, 2016). The Company is also subject to an unused commitment fee equal to 0.5% based on the aggregate amount of available revolving loan commitments. The Company issued two standby letters of credit in 2016. The outstanding standby letters of credit balance as of December 31, 2016 amounted to $902 reducing the available revolving line of credit to $34,098 before outstanding draws. As of December 31, 2016, the Company had an outstanding balance of $9,000 on the revolving line of credit. For the year ended December 31, 2016, interest expense related to the revolving line of credit was $972, and the unused commitment fee expense related to the revolving line of credit was $36, both of which are recorded in interest expense in the accompanying consolidated statement of operations.

TERM LOAN—The term loan of $95,000 bears a variable rate of interest at the LIBOR monthly floating rate plus 3.5% (4.11% per annum at December 31, 2016). The term loan is payable in equal quarterly installments of principal of $2,112 plus interest, with the remaining balance due on March 25, 2020. The term loan is included in long-term debt in the accompanying consolidated balance sheet and is net of unamortized debt issuance costs of $1,178 as of December 31, 2016. Current portion of unamortized debt issuance costs of $356 is included in current portion of long-term debt and noncurrent portion of unamortized debt issuance cost of $822 is included in long-term debt in the accompanying consolidated balance sheet. Interest expense related to the term loan amounted to $3,297 and expenses for the amortization of deferred financing fees related to the issuance of the credit facility totaled $378 in the year ended December 31, 2016.

Scheduled maturities of the term loan for each of the years succeeding December 31, 2016, are as follows:

Years Ending December 31,	Amount
2017	$8,448
2018	8,448
2019	8,448
2020	51,985

Total Term Loan	$77,329

NOTE 9 – MANDATORILY REDEEMABLE PREFERRED UNITS

In regard to the 133,333 Class A Preferred Units that were sold to VMG on March 25, 2015, the Company is obligated to make a payment on the date that is 30 days following the 5th anniversary of the sale (the “VMG Exit Payment”). Under certain conditions, the Company may defer a portion of the VMG Exit Payment. The Company does not expect to meet those conditions; therefore, the payment is due in April 2020. If the Company defaults on the VMG Exit Payment, Class C Common Unit members receive certain additional Class C Common Units and interest accrues thereon.

The Company has accounted for this obligation associated with the Class A Preferred Units as a liability measured at fair value at inception in 2015 and each period thereafter through the accompanying consolidated balance sheet in accordance with accounting guidance for distinguishing liabilities from equity. This liability will be accreted to the redemption amount, with any accretion amounts being charged to interest expense within the accompanying consolidated statement of operations. The Company has not separately bifurcated or accounted for the deferral or default features related to the VMG Exit Payment within the accompanying consolidated balance sheet.

This payment is equal to three times (3.0x) the aggregate amount of capital contributions made with respect to the Class A Preferred Units, minus the sum of all prior distributions made with respect to the Class A Preferred Units (other than tax distributions), plus any tax distributions that the holder of the Class A Preferred Units is owed with respect to net taxable income allocated to the Class A Preferred Units for any period prior to the date that the VMG Exit Payment is actually paid. Upon full payment of the VMG Exit Payment, the Class A Preferred Units and Class C Common Units purchased by VMG from the Founding Members pursuant to the sale shall be cancelled, and the holders shall have no further rights to distributions and shall no longer be members of the Company.

The mandatorily redeemable financial instrument was initially recorded on March 25, 2015, as a liability, for $150,000. As of December 31, 2016, the liability associated with the Class A Preferred Units increased to $218,950. For the year ended December 31, 2016, interest expense related to mandatorily redeemable preferred units was $42,555. If the Company were to settle the liability as of December 31, 2016, the Company will have to pay VMG the full (3.0x) payment of $449,999. A change in the fair value of the Class A Preferred Units has no impact on the settlement price of this instrument.

NOTE 10 – OBLIGATIONS UNDER CAPITAL LEASE

The Company leases certain equipment under capital lease obligations. The capital lease obligations have been recorded at the present value of the future minimum lease payments. At December 31, 2016, the carrying amount and accumulated depreciation of the leased production machinery and equipment were $1,996 and $1,018, respectively. Depreciation expense on assets recorded under capital lease was $490 for the year ended December 31, 2016.

Annual future minimum obligations under the capital leases as of December 31, 2016, are as follows:

Years Ending December 31,	Amount
2017	$382
2018	219
2019	57
2020	42
Total minimum lease payments	700
Less: amount representing interest	(30)
Present value of obligations under capital lease	670
Less: current portion	(362)

Long-Term Obligations Under Capital Lease	$308

Interest expense on capital lease obligations amounted to $23 for the year ended December 31, 2016, and is included in interest expense in the accompanying consolidated statement of operations.

NOTE 11 – LESSOR ARRANGEMENTS

The Company sub-leases certain leased real estate to a third party under a non-cancelable operating lease. The Company recorded rental income of $204 and rental expense of $192 for the year ended December 31, 2016, related to certain property sublease to a third party. The Company has future minimum lease receivables from the lessee of $1,779 through May 31, 2018, including $1,253 and $526 receivable during the years ended December 31, 2017 and 2018, respectively. Future minimum lease receivables include executory costs, such as insurance maintenance or taxes. The Company has not deducted operating lease commitments related to this same sub-leased property of $1,694, including $1,193 and $501 owed during the years ended December 31, 2017 and 2018, respectively, from its total commitments listed in Note 12.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

LEASES—The Company has operating leases for its warehouse, corporate office spaces, and certain equipment. The leases expire at various dates through July 2020. Rent expense is recorded on a straight-line basis over the lease term with the difference between the rent paid and the straight-line rent expense recorded as a deferred rent liability.

As of December 31, 2016, the future minimum rental payments under noncancelable leases are as follows:

Years Ending December 31,	Amount
2017	$7,251
2018	4,518
2019	2,473
2020	1,470

Total	$15,712

Warehouse and office spaces and copiers rent expense for the year ended December 31, 2016, amounted to $6,960, of which $4,019 is included in cost of products sold and $2,941 is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations, respectively.

PURCHASE COMMITMENTS— The Company entered into certain purchase commitments for raw materials. These commitments are non-cancelable.

As of December 31, 2016, the Company’s firm purchase commitments remaining under these contracts were as follows:

Years Ending December 31,	Purchase Commitments
2017	$43,845
2018	9,501

Total	$53,346

As of December 31, 2016, the Company had a contractual commitment of $40,473 for a raw material used in the production of protein bars that required minimum purchases through February 2018. The Company performed an analysis of the contract identifying that the minimum purchase requirements under the terms of the agreement were in excess of the expected use of this ingredient in production. This analysis considered a variety of factors including expected sales volumes, expected use of the ingredient within production, the underlying useful life of the ingredient as well as the anticipated cannibalization from the Company's other new products on the expected sales of the products that use this ingredient. As of and for the year ended December 31, 2016, the Company has no alternative use for the excess raw material and therefore had recorded a contractual loss liability for $18,301, which is included in purchase commitments in the accompanying consolidated balance sheet, and the related cost is recognized in cost of products sold in the accompanying consolidated statement of operations.

DERIVATIVE—Quest entered into a loan agreement dated June 6, 2012 by and between the Company and Montage Capital II L.P. (“Montage”), as amended on August 11, 2014, March 24, 2015, and September 25, 2017 (as amended, the “Montage Credit Agreement”). Under the Montage Credit Agreement, the Company is obligated to pay Montage a cash fee (“Success Fee”) equal to a defined percentage (“Success Percentage”) of the proceeds received by the members of the Company raised in connection with a Liquidity Event (as defined in the Montage Credit Agreement).

During 2015, the Company executed a partial Liquidity Event upon sale of minority interest of units in the Company, which resulted in the cash payment of $2,775 to Montage. This cash payment represented a partial Liquidity Event and reduced the Success Percentage.

The settlement of the Success Fee meets the definition of a derivative recognized at fair value. The fair value of the derivative value was determined using a Monte Carlo Simulation model. Monte Carlo Simulation, or probability simulation, is a technique used to understand the impact of risk and uncertainty in forecasting models. The Monte Carlo Simulation utilized an assumed equity value of the Company, along with an assumed risk-free-rate of 1.93%, equity volatility of 56.0%, and an expected liquidation of the founding owners’ remaining interests in the Company in five years. The equity value of the Company was determined using both the Income and Market approach. Significant assumptions under the Income approach included estimates of revenue growth, gross margin, and the selected discount rate. Significant assumptions under the Market Approach include selection of revenue and EBITDA multiples based on selected guideline public companies and transactions. Based on these assumptions, as of and for the year ended December 31, 2016, the fair value of the derivative was $11,223, and is included in the accompanying consolidated balance sheet, and the related loss is recognized in the accompanying consolidated statement of operations, and classified as a non-cash change in derivative value under operating activities on the accompanying consolidated statement of cash flows.

There are no other loans, obligations or commitments outstanding related to the Montage Credit Agreement as of December 31, 2016.

LITIGATION—From time to time the Company is involved in legal actions arising from its normal operations and is presented with claims for damages arising out of its actions. Except for the matter described below, the Company cannot predict the ultimate outcome, or reasonably estimate the probability or the range of loss, if any. If legal actions are not resolved in the Company’s favor, losses arising from the results of litigation or settlements, as well as ongoing defense costs, could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

On or around June 16, 2015, a putative class action case was filed in the Superior Court of California, County of Los Angeles alleging wage and hour violations, including, but not limited to, claims related to meal and rest period violations. The Company settled the putative class action case and is awaiting court approval. The Company agreed to a $1,121 settlement and recorded an expense of $1,009 in cost of products sold in the accompanying consolidated statement of operations for the year ended December 31, 2016. The Company has obtained indemnity agreements from two separate staffing agencies and is seeking contribution and reimbursement of $112 as part of the settlement costs.

NOTE 13 – EMPLOYEE BENEFIT PLAN

The Company sponsors an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), whereby participants may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code (the “Plan”). The Plan currently does not provide for employer contributions.

NOTE 14 – TRANSACTIONS WITH RELATED PARTIES

The minority interest holder in the Company charges the Company an annual management fee of $250, which is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

Certain members of management serve as directors of a foundation, a Delaware non-stock corporation and Internal Revenue Code section 501(c)(3) tax-exempt non-profit organization, which was formed in December 2015, whose principal activity is metabolic studies. The Company expensed $1,630 that was paid to the foundation during the year ended December 31, 2016, related to research and development expenses, and such amounts are included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

Certain members of management also served as directors of another foundation, a Delaware non-stock corporation formed in December 2015, whose principal activity is metabolic studies. The Company expensed $1,682 that was paid to the foundation during the year ended December 31, 2016, related to research and development expenses, and such amounts are included in selling, general, and administrative expenses in the accompanying consolidated statement of operations. This foundation was dissolved during September 2016.

The Company issued unsecured subordinated notes in the amount of $9,686 to the Founding Members on April 29, 2016 (see Note 8).

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 28, 2019, the date the consolidated financial statements were available to be issued.

During the year ended December 31, 2017, the Company abandoned certain production machinery and equipment, furniture, fixtures and equipment, and leasehold improvement as part of transition of the production process to co-manufacturers. The Company recorded related gains and losses on assets disposed of in net loss on disposition of property and equipment during the year ended December 31, 2017. Assets that will be disposed of subsequent to December 31, 2017 totaled $4,054, after having been written down by the excess of the estimated carrying value over the estimated fair value less costs to sell, and these assets are assets held for sale as of December 31, 2017. The Company recorded an impairment charge of $23,373 during the year ended December 31, 2017. These assets did not qualify as assets held for sale at December 31, 2016.

During November 2017, the Company entered into a new office facility lease for its headquarters. The lease commenced on June 1, 2018; the lease term is 131 months; and contains free rent periods, escalation clauses and tenant improvement allowances. Future total minimum rental payments related to the new office facility amount to $22,252.

During December 2017, the Company renegotiated and amended a contractual commitment for raw material used in the production of protein bars that required minimum purchases through February 2018. The amendment changed the delivery dates to align with the Company’s production schedule. The Company performed a similar analysis as compared to the analysis in 2016, and based on the amendment determined that the contractual loss liability for future raw material deliveries was no longer necessary. Therefore, the Company reversed the contractual loss liability of $18,301 (see Note 12), and the resulting gain was included in cost of products sold in the consolidated statement of operations for the year ended December 31, 2017.

During 2018, the Company made a voluntary change to its accounting policy for inventory cost basis, effective January 1, 2018. Under the previous accounting policy, inventory items were recorded on a moving-average cost basis. Historically, the Company was a manufacturer of its finished products. At the end of 2017, the Company stopped manufacturing, and moved to utilizing outside co-manufacturers for the manufacture of its finished products. These co-manufacturers became fully turnkey in early 2018. Based on these manufacturing changes, the Company determined that a change from a moving-average cost basis to a standard cost basis for recording inventory items is preferable because it provides more current information to the users of the consolidated financial statements. The effect of this change in accounting policy amounted to $2,858. In accordance with applicable accounting guidance, a change in accounting cost basis is treated as a change in accounting principle and requires retrospective application. The Company determined that it is impracticable to apply the effects of the change in accounting cost basis to periods prior to January 1, 2018; therefore, the effect of this change in accounting policy has been included in cost of products sold in the consolidated statement of operations for the year ended December 31, 2018.

During 2018, the Company settled the putative class action case, referenced above in Note 12, and made a settlement payment in the amount of $1,238.

During March 2018, the Company incorporated a wholly owned subsidiary, Quest Nutrition Limited, in London, England.

During May 2018, the Company entered into a new warehouse facility lease for a distribution center. The lease commenced on September 6, 2018; the lease term is 79 months; and contains free rent periods and escalation clauses. Future total minimum rental payments related to the new warehouse facility amount to $5,349.

On August 21, 2019, Atkins Nutritionals, Inc. entered into a Stock and Unit Purchase Agreement with the Company along with VMG Quest Blocker, Inc., a Delaware corporation and related party of the Company. Atkins Nutritionals, Inc. is a wholly owned subsidiary of The Simply Good Foods Company. Pursuant to the Stock and Unit Purchase Agreement, The Simply Good Foods Company will acquire Quest Nutrition, LLC at the closing of the transactions contemplated thereby via Atkins Nutritionals, Inc.’s acquisition of 100% of the equity interests of each of Voyage Holdings, LLC and VMG Quest Blocker, Inc. for a cash purchase price of $1,000,000, which is expected to close before the end of fiscal 2019. The proceeds of which will be used, in part, to fund the VMG Exit Payment and the outstanding debt.

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